Exhibit 4.2

                          PENINSULA GAMING COMPANY, LLC
                             PENINSULA GAMING CORP.

                                   as Issuers

                and the Subsidiary Guarantors referred to herein


                      12 1/4% Senior Secured Notes due 2006

                ------------------------------------------------

                                    INDENTURE

                            Dated as of July 15, 1999

                ------------------------------------------------


                         FIRSTAR BANK OF MINNESOTA, N.A.

                                   as Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                        Indenture
  Act Section                                                           Section
---------------                                                        ---------

310(a)(1) .........................................................    7.10
310(a)(2) .........................................................    7.10
310(a)(3) .........................................................    N/A
310(a)(4) .........................................................    N/A
310(a)(5) .........................................................    7.10
310(b) ............................................................    7.8;7.10
310(c) ............................................................    N/A
311(a) ............................................................    7.11
311(b) ............................................................    7.11
311(c) ............................................................    N/A
312(a) ............................................................    2.5
312(b) ............................................................    12.3
312(c) ............................................................    12.3
313(a) ............................................................    7.6
313(b)(1) .........................................................    7.6
313(b)(2) .........................................................    7.6
313(c) ............................................................    7.6
313(d) ............................................................    7.6
314(a) ............................................................    4.3;4.4
314(b) ............................................................    11.1
314(c)(1) .........................................................    12.4
314(c)(2) .........................................................    12.4
314(c)(3) .........................................................    N/A
314(d) ............................................................    11.4
314(e) ............................................................    12.5
314(f) ............................................................    N/A
315(a) ............................................................    7.1
315(b) ............................................................    7.5
315(c) ............................................................    7.1
315(d) ............................................................    7.1
315(e) ............................................................    6.11
316(a)(last sentence) .............................................    2.9
316(a)(1)(A) ......................................................    6.5
316(a)(1)(B) ......................................................    6.4
316(a)(2) .........................................................    N/A
316(b) ............................................................    6.7;9.2
316(c) ............................................................    9.4
317(a)(1) .........................................................    6.8
317(a)(2) .........................................................    6.9
317(b) ............................................................    2.4

Trust Indenture                                                        Indenture
  Act Section                                                           Section
---------------                                                        ---------

318(a) ............................................................    12.1
318(b) ............................................................    N/A
318(c) ............................................................    12.1

N/A means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I - DEFINITIONS AND INCORPORATION BY REFERENCE ....................    1
      Section 1.1    Definitions ..........................................    1
      Section 1.2    Other Definitions ....................................   22
      Section 1.3    Incorporation by Reference of Trust Indenture Act ....   23
      Section 1.4    Rules of Construction ................................   24

ARTICLE II - THE NOTES ....................................................   24
      Section 2.1    Form and Dating ......................................   24
      Section 2.2    Execution and Authentication .........................   25
      Section 2.3    Registrar, Paying Agent and Depositary ...............   26
      Section 2.4    Paying Agent to Hold Money in Trust ..................   26
      Section 2.5    Holder Lists .........................................   26
      Section 2.6    Transfer and Exchange ................................   27
      Section 2.7    Replacement Notes ....................................   31
      Section 2.8    Outstanding Notes ....................................   31
      Section 2.9    Treasury Notes .......................................   31
      Section 2.10   Temporary Notes ......................................   31
      Section 2.11   Cancellation .........................................   32
      Section 2.12   Defaulted Interest ...................................   32
      Section 2.13   Legends ..............................................   33
      Section 2.14   Deposit of Moneys ....................................   33
      Section 2.15   CUSIP Numbers ........................................   34

ARTICLE III - REDEMPTION ..................................................   34
      Section 3.1    Notices to Trustee ...................................   34
      Section 3.2    Selection of Notes to Be Redeemed ....................   34
      Section 3.3    Notice of Redemption .................................   35
      Section 3.4    Effect of Notice of Redemption .......................   36
      Section 3.5    Deposit of Redemption Price ..........................   36
      Section 3.6    Notes Redeemed in Part ...............................   36
      Section 3.7    Optional Redemption ..................................   36
      Section 3.8    Required Regulatory Redemption .......................   37
      Section 3.9    No Mandatory Redemption ..............................   37

ARTICLE IV - COVENANTS ....................................................   38
      Section 4.1    Payment of Notes .....................................   38
      Section 4.2    Maintenance of Office or Agency ......................   38
      Section 4.3    Reports ..............................................   39
      Section 4.4    Compliance Certificate ...............................   40
      Section 4.5    Taxes ................................................   40
      Section 4.6    Stay, Extension and Usury Laws .......................   41
      Section 4.7    Limitation on Restricted Payments ....................   41
      Section 4.8    Limitation on Restrictions on Subsidiary Dividend ....   44
      Section 4.9    Limitation on Incurrence of Indebtedness .............   45
      Section 4.10   Limitation on Asset Sales ............................   47

      Section 4.11   Limitation on Transactions With Affiliates ...........   50
      Section 4.12   Limitation on Liens ..................................   51
      Section 4.13   Limited Liability Company and Corporate Existence ....   51
      Section 4.14   Repurchase Upon a Change of Control ..................   52
      Section 4.15   Maintenance of Properties ............................   54
      Section 4.16   Maintenance of Insurance .............................   54
      Section 4.17   Restriction on Sale and Issuance of Subsidiary Stock .   54
      Section 4.18   Limitation on Lines of Business ......................   54
      Section 4.19   Restrictions on Activities of PGC ....................   54
      Section 4.20   Excess Cash Flow Offer ...............................   55

ARTICLE V - SUCCESSORS ....................................................   57
      Section 5.1    When the Issuers May Merge, etc. .....................   57
      Section 5.2    Successor Substituted ................................   58

ARTICLE VI - DEFAULTS AND REMEDIES ........................................   58
      Section 6.1    Events of Default ....................................   58
      Section 6.2    Acceleration .........................................   60
      Section 6.3    Other Remedies .......................................   61
      Section 6.4    Waiver of Past Defaults ..............................   61
      Section 6.5    Control by Majority ..................................   62
      Section 6.6    Limitation on Suits ..................................   62
      Section 6.7    Rights of Holders to Receive Payment .................   62
      Section 6.8    Collection Suit by Trustee ...........................   62
      Section 6.9    Trustee May File Proofs of Claim .....................   63
      Section 6.10   Priorities ...........................................   63
      Section 6.11   Undertaking for Costs ................................   64

ARTICLE VII - TRUSTEE .....................................................   64
      Section 7.1    Duties of Trustee ....................................   64
      Section 7.2    Rights of Trustee ....................................   65
      Section 7.3    Individual Rights of Trustee .........................   66
      Section 7.4    Trustee's Disclaimer .................................   66
      Section 7.5    Notice of Defaults ...................................   67
      Section 7.6    Reports by Trustee to Holders ........................   67
      Section 7.7    Compensation and Indemnity ...........................   68
      Section 7.8    Replacement of Trustee ...............................   69
      Section 7.9    Successor Trustee by Merger, etc. ....................   70
      Section 7.10   Eligibility; Disqualification ........................   70
      Section 7.11   Preferential Collection of Claims Against the Issuers    71

ARTICLE VIII- DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE             71
      Section 8.1    Discharge: Option to Effect Legal or Covenant
                     Defeasance ...........................................   71
      Section 8.2    Legal Defeasance and Discharge .......................   71
      Section 8.3    Covenant Defeasance ..................................   72
      Section 8.4    Conditions to Legal or Covenant Defeasance ...........   72
      Section 8.5    Deposits to be Held in Trust Other Miscellaneous
                     Provisions ...........................................   74
      Section 8.6    Repayment to the Issuers .............................   74

      Section 8.7    Reinstatement ........................................   75

ARTICLE IX - AMENDMENTS ...................................................   75
      Section 9.1    Without Consent of Holders ...........................   75
      Section 9.2    With Consent of Holders ..............................   76
      Section 9.3    Compliance with Trust Indenture Act ..................   77
      Section 9.4    Revocation and Effect of Consents ....................   77
      Section 9.5    Notation on or Exchange of Notes .....................   78
      Section 9.6    Trustee to Sign Amendments, etc. .....................   78

ARTICLE X - SUBSIDIARY GUARANTEES .........................................   78
      Section 10.1   Subsidiary Guaranty ..................................   78
      Section 10.2   Execution and Delivery of the Subsidiary Guarantees ..   80
      Section 10.3   Limitation on Subsidiary Guarantor's Liability .......   81
      Section 10.4   Rights under the Subsidiary Guarantees ...............   81
      Section 10.5   Primary Obligations ..................................   81
      Section 10.6   Guaranty by Future Subsidiaries ......................   82
      Section 10.7   Release of Subsidiary Guarantors .....................   83

ARTICLE XI - SECURITY INTEREST ............................................   83
      Section 11.1   Grant of Security Interest ...........................   83
      Section 11.2   Suits to Protect the Collateral ......................   84
      Section 11.3   Further Assurances and Security ......................   85
      Section 11.4   Release of Collateral ................................   85
      Section 11.5   Certificate of the Issuers ...........................   86
      Section 11.6   Reliance on Opinion of Counsel .......................   86
      Section 11.7   Purchaser May Rely ...................................   86
      Section 11.8   Payment of Expenses ..................................   87
      Section 11.9   Authorization of Receipt of Funds by the Trustee
                     Under the Security Documents .........................   87

ARTICLE XII - MISCELLANEOUS ...............................................   87
      Section 12.1   Trust Indenture Act Controls .........................   87
      Section 12.2   Notices ..............................................   87
      Section 12.3   Communication by Holders with Other Holders ..........   89
      Section 12.4   Certificate and Opinion as to Conditions Precedent ...   89
      Section 12.5   Statements Required in Certificate or Opinion ........   89
      Section 12.6   Rules by Trustee and Agents ..........................   90
      Section 12.7   Legal Holidays .......................................   90
      Section 12.8   No Recourse Against Others ...........................   90
      Section 12.9   Governing Law ........................................   90
      Section 12.10  No Adverse Interpretation of Other Agreements ........   91
      Section 12.11  Successors ...........................................   91
      Section 12.12  Severability .........................................   91
      Section 12.13  Counterpart Originals ................................   91
      Section 12.14  Table of Contents, Headings, etc. ....................   91

EXHIBIT A - Form of Note ..................................................  A-1

EXHIBIT B - Certificate to Be Delivered upon Exchange or Registration of
            Transfer of Notes .............................................  B-1
EXHIBIT C - Form of Subsidiary Guaranty ...................................  C-1
EXHIBIT D - Form of Intercreditor Agreement ...............................  D-1

      This Indenture, dated as of July 15, 1999, is entered into by and among Peninsula Gaming Company, LLC, a Delaware limited liability company (the "Company"), and Peninsula Gaming Corp., a Delaware corporation ("PGC," and together with the Company, the "Issuers"), any future Subsidiary Guarantors (as defined below) and Firstar Bank of Minnesota, N.A., a National Association, as trustee (the "Trustee").

      The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Issuers' 12 1/4% Senior Secured Notes due 2006.

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.1 Definitions.

      "Acquired Debt" means Indebtedness of a Person existing at the time such Person is merged with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary.

      "Acquisition" means the Company's acquisition on the Issue Date of the Diamond Jo from Greater Dubuque Riverboat Entertainment Company, L.C. ("GDREC"), pursuant to that certain Asset Purchase Agreement, dated as of January 15, 1999, as amended, between PGP (formerly AB Capital, LLC) and GDREC (the "Asset Acquisition Agreement"), and certain related real property from Harbor Community Investment, L.C. ("HCI"), pursuant to that certain Real Property Purchase Agreement, dated as of January 15, 1999, between PGP (formerly AR Capital, LLC) and HCI.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean
(a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person. Notwithstanding the foregoing, the Initial Purchaser shall be deemed not to be an Affiliate of PGP, the Company or any Restricted Subsidiary.

      "Agent" means any Registrar, Paying Agent or co-registrar.

      "Applicable Capital Gain Tax Rate" means a rate equal to the sum of (a) the highest marginal federal income tax rate applicable to net capital gain of an individual who is a citizen of the United States plus (b) the greater of (i) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of

California and (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Iowa, multiplied by a factor equal to 1 minus such highest marginal federal income tax rate described in (a) above.

      "Applicable Income Tax Rate" means a rate equal to the sum of (a) the highest marginal Federal ordinary income tax rate applicable to an individual who is a citizen of the United States plus (b) the greater of (i) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of California and (ii) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of Iowa, multiplied by a factor equal to 1 minus such highest marginal federal income tax rate described in (a) above.

      "Asset Sale" means any (i) direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer"), other than in the ordinary course of business, of any assets of the Company or any Restricted Subsidiary; (ii) direct or indirect issuance or sale of any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares), in each case to any Person (other than the Company or a Restricted Subsidiary); or (iii) Event of Loss. For purposes of this definition, (a) any series of transactions that are part of a common plan shall be deemed a single Asset Sale and (b) the term "Asset Sale" shall not include (1) any exchange of gaming equipment or furniture, fixtures or other equipment for replacement items in the ordinary course of business, (2) any series of transactions that have a fair market value (or result in gross proceeds) of less than $1.0 million or (3) any disposition of all or substantially all of the assets of the Company that is governed under and complies with the terms of Article V.

      "Bankruptcy Law" means title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

      "beneficial owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

      "Board of Directors" means the board of directors or any duly constituted committee thereof of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

      "Capital Stock" means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) with respect to a limited liability company, any and all membership interests, and (iii) with respect to any other Person, any and all partnership or other equity interests of such Person.

      "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250.0 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition; (iii) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (i) and (ii) above and (iv) repurchase obligations for underlying securities of the types and with the maturities described above.

      "Change of Control" means the occurrence of any of the following events:

            (i) any merger or consolidation of the Company or PGP with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or PGP, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the transferee(s) or surviving entity or entities,

            (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the Company or PGP,

            (iii) after any bona fide underwritten registered public offering of Capital Stock of the Company, during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the Managers of the Company (together with any new Managers whose election by such Managers or whose nomination for election by the Members was approved by a vote of a majority of the Managers then still in office who were either Managers at the beginning of such period or whose election or nomination for election was previously so approved, including new Managers designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of Managers) cease for any reason to constitute a majority of the Managers of the Company then in office,

            (iv) the Company adopts a plan of liquidation, or

            (v) the first day on which the Company fails to own 99% of the issued and outstanding Equity Interests of PGC.

      A "Change of Control" shall not occur solely by reason of a Permitted C-Corp Conversion.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral" means all assets (real or personnel, tangible or intangible) of the Issuers or any Subsidiary (whether owned on the date hereof or hereafter acquired) including, without limitation, all assets defined as "Collateral" in any of the Security Documents, provided, that in no event shall Collateral include Excluded Assets.

      "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the Securities Act or the TIA, as the case may be, then the body performing such duties at such time.

      "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

      "Consolidated EBITDA" means, with respect to any Person (the referent Person) for any period, consolidated income (loss) from operations of such Person and its subsidiaries for such period, determined in accordance with GAAP, plus (to the extent such amounts are deducted in calculating such income (loss) from operations of such Person for such period, and without duplication) (a) amortization, depreciation and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees, and other intangibles but excluding (i) non-cash charges incurred after the Issue Date that require an accrual of or a reserve for cash charges for any future period and (ii) normally recurring accruals such as reserves against accounts receivables) and (b) non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures, including the offering of the Notes; provided, that (i) the income from operations of any Person that is not a Wholly Owned Subsidiary of the referent Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, (ii) the income from operations of any Person acquired in a pooling of interests transaction for any period ending prior to the date of such acquisition will be excluded, and (iii) the income from operations of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners.

      "Consolidated Interest Expense" means, with respect to any Person for any period, (a) the consolidated interest expense of such Person and its subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, noncash interest payment, and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period less (b) amortization expense, write-off of deferred financing costs and any charge related to any premium or penalty paid, in each case accrued during such period in connection with redeeming or retiring any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost or charge was included in the calculation made pursuant to clause (a) above.

      "Consolidated Net Income" means, with respect to any Person (the referent Person) for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (i) the Net Income of any Person relating to any portion of such period that such Person (a) is not a Wholly Owned Subsidiary of the referent Person or (b) is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person during such portion of such period, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period ending prior to the date of such acquisition will be excluded, and (iii) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners.

      "Consolidated Net Worth" means, with respect to any Person, the total stockholders' (or members') equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such stockholders' (or members') equity), (i) the amount of any such stockholders' (or members') equity attributable to Disqualified Capital Stock or treasury stock of such Person and its consolidated subsidiaries, and (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Issue Date, and (iii) all Investments in subsidiaries of such Person that are not consolidated subsidiaries and in Persons that are not subsidiaries of such Person.

      "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.1 or such other address as the Trustee may specify by notice to the Issuers.

      "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

      "Depositary" means the Person specified in Section 2.3 as the Depositary with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

      "Diamond Jo" means the riverboat casino and related facilities that will be purchased, pursuant to the Asset Acquisition Agreement, by the Company on the Issue Date, located in Dubuque, Iowa, as more fully described in the Security Documents.

      "Disqualified Capital Stock" means any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

      "DTC" means The Depository Trust Company.

      "Equity Holder" means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity,
(c) with respect to a partnership, each partner of such partnership, (d) with respect to any entity described in clause (a)(iv) of the definition of "Flow Through Entity", the owner of such entity, and (e) with respect to a trust described in clause (a)(v) of the definition of "Flow Through Entity", the persons treated for Federal income tax purposes as the owners thereof.

      "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Equity Offering" means (i) an underwritten offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act or
(ii) an offering of Qualified Capital Stock of the Company pursuant to an exemption from the registration requirements of the Securities Act.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Loss" means, with respect to any property or asset, any (a) loss, destruction or damage of such property or asset or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Offer" means the offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange Notes for Exchange Securities.

      "Exchange Securities" has the meaning provided for such term in the Registration Rights Agreement.

      "Excess Cash Flow" means, with respect to any Hotel Operating Year, the Consolidated EBITDA of the Company for such Hotel Operating Year, less the sum of (i) Consolidated Interest Expense of the Company that is paid in cash during such Hotel Operating Year, (ii) up to $4.0 million in capital expenditures of the Company and its Subsidiaries that are actually paid during such Hotel Operating Year, (iii) principal payments made during such Hotel Operating Year on Indebtedness permitted to be incurred pursuant to Section 4.9 hereof and (iv) Restricted Payments identified in Section 4.7(b) (iii), (v), (vi), (vii) or
(viii) hereof that are made during such Hotel Operating Year.

      "Excluded Assets" means (i) cash, other than cash in bank and similar accounts; (ii) assets securing Purchase Money Obligations or Capital Lease Obligations permitted to be incurred under this Indenture; (iii) any agreements, permits, licenses or the like that cannot be subject to a Lien under the Security Documents without the consent of third parties, which consent is not obtained by the Company; and (iv) all Gaming Licenses; provided, that Excluded Assets does not include the proceeds of assets under clause (ii), (iii) or (iv) or of any other Collateral to the extent such proceeds do not constitute Excluded Assets.

      "Excluded Person" means (i) M. Brent Stevens, Michael S. Luzich and any Affiliate or Manager of PGP on the Issue Date (collectively, the "Existing Holders"), (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders or
(iii) any partnership the sole general partners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders.

      "Flow Through Entity" means an entity that (a) for Federal income tax purposes constitutes (i) an "S corporation" (as defined in Section 1361(a) of the Code), (ii) a "qualified subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the Code), (iii) a "partnership" (within the meaning of Section 7701 (a)(2) of the Code) other than a "publicly traded partnership" (as defined in Section 7704 of the Code), (iv) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service, or (v) a trust, the income of which is includible in the taxable income of the grantor or another person under sections 671 through 679 of the Code (the entities described in the immediately preceding clauses (i), (ii), (iii), (iv) and (v), a "Federal Flow Through Entity") and (b) for state and local jurisdictions in respect of which Permitted Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

      "gaap" means generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission.

      "GAAP" means gaap as in effect on the Issue Date.

      "Gaming Authorities" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the Gaming Commission and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

      "Gaming Commission" means the Iowa Racing and Gaming Commission, or any successor Gaming Authority.

      "Gaming Licenses" means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which the Company or any of its Restricted Subsidiaries conduct business (including, without limitation, all such licenses granted by the Gaming Commission under Chapter 99F of the Iowa Code, and the rules and regulations promulgated thereunder), and all applicable liquor licenses.

      "Gaming Vessel" means a riverboat casino (i) which is substantially similar in size and space to the Diamond Jo, (ii) with at least the same overall qualities and amenities as the Diamond Jo, and (iii) that is developed, constructed and equipped to be in compliance with all federal, state and local laws, including, without limitation, the cruising requirements of Chapter 99F of the Iowa Code. In the event the laws of the State of Iowa change to permit the development and operation of additional land-based casinos, the term "Gaming Vessel" shall be deemed to include a land-based casino meeting the requirements of clauses (i), (ii) and (iii) above.

      "Government Securities" means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section

3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

      "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

      "guaranty" or "guarantee," used as a noun, means any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation. "guarantee" or "guaranty" used as a verb, has a correlative meaning.

      "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "Holder" means the Person in whose name a Note is registered in the register of the Notes.

      "Hotel" means a hotel to be constructed by the Company or a Subsidiary of the Company in or around Dubuque, Iowa, which is expected to be contiguous to the Diamond Jo.

      "Hotel Operating Year" means (i) the four consecutive fiscal quarter periods of the Company beginning on the first day of the fiscal quarter commencing immediately after the date that the Hotel first becomes Operating, and (ii) each succeeding four consecutive fiscal quarter period.

      "Indebtedness" of any Person means (without duplication) (i) all liabilities and obligations, contingent or otherwise, of such Person (a) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, debentures, notes or other similar instruments, (c) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business),
(d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) representing Capital Lease Obligations, (f) under bankers' acceptance and letter of credit facilities, (g) to purchase, redeem, retire, defease or otherwise acquire for value any

Disqualified Capital Stock, or (h) in respect of Hedging Obligations; (ii) all Indebtedness of others that is guaranteed by such Person; and (iii) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (1) the fair market value of such property at the time of determination and (2) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness.

      "Indenture" means this Indenture as amended or supplemented from time to time.

      "Initial Purchaser" means Jefferies & Company, Inc.

      "Intercreditor Agreement" means that certain Intercreditor Agreement among the Trustee and one or more Lenders, substantially in the form attached hereto as Exhibit D, which may be entered into after the Issue Date in accordance with
Section 7.1(g) hereof, including any amended or supplemented agreement or any replacement or substitute agreement, in each case substantially in the form of Exhibit D attached hereto.

      "Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA of the Company for such period, to (ii) Consolidated Interest Expense of the Company for such period. In calculating Interest Coverage Ratio for any period, pro forma effect shall be given to the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Subsidiaries of any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period. For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period and Consolidated EBITDA for such period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated EBITDA. Without limiting the foregoing, the financial information of the Company with respect to any portion of such period that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guarantees, advances or capital contributions (excluding (i) payroll commission, travel and similar advances to officers and employees of such

Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "Iowa Code" means the Code of Iowa (1999), as amended from time to time.

      "Issue Date" means the date upon which the Notes are first issued.

      "Issuers" means the parties named as such above, until successors replace such Persons in accordance with the terms of this Indenture, and thereafter means such successors.

      "Issuers Order" means a written request or order signed in the name of the Company and PGC by each of their respective Managers, Chairmen of the Board, Presidents, Chief Executive Officers or Senior or Executive Vice Presidents, and by each of their respective Managers, Chairmans of the Board, Presidents, Chief Executive Officers, Senior or Executive Vice Presidents, Treasurers, Secretaries or Assistant Treasurers or Assistant Secretaries and delivered to the Trustee.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

      "Lender" means a Person that is not an Affiliate of the Company and is a lender under the Senior Credit Facility.

      "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Liquidated Damages" has the meaning set out in the Registration Rights Agreement.

      "Managers" means, with respect to any Person (i) if such Person is a limited liability company, the board member, board members, manager or managers appointed pursuant to the operating agreement of such Person as then in effect or (ii) otherwise, the members of the Board of Directors or other governing body of such Person.

      "Members" means the holders of all of the Voting Stock of the Company.

      "Net Income" means, with respect to any Person for any period, (a) the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding (to the extent included in calculating such net income) (i) any gain or loss, together with any related taxes paid or accrued on such gain or loss, realized in connection with any Asset Sales and dispositions pursuant to sale-leaseback transactions, (ii) any extraordinary gain or loss, together with any taxes paid or accrued on such gain or loss and (iii) amortization of goodwill arising on the Issue Date from the Acquisition and related transactions, reduced by (b) the maximum amount of Permitted Tax Distributions for such period.

      "Net Proceeds" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (including issuance or other payments in an Event of Loss and payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or disposition of any non-cash consideration received in any Asset Sale, in each case when received), net of: (i) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company, (ii) taxes required to be paid by the Company, any of its Subsidiaries, or any Equity Holder of the Company (or, in the case of any Company Equity Holder that is a Flow Through Entity, the Upper Tier Equity Holder of such Flow Through Entity) in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes, (iii) amounts required to be applied to the permanent repayment of Indebtedness in connection with such Asset Sale, and (iv) appropriate amounts provided as a reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale (including, without limitation, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale).

      "Notes" means the 12 1/4% Senior Secured Notes due 2006 authenticated and issued by the Issuers pursuant to this Indenture, including the Exchange Securities.

      "Obligation" means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage and other obligation and liability payable under the documentation governing any liability.

      "Officers" means the Managers, Chairman of the Board, the President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or Senior Vice President of either of the Issuers.

      "Officers' Certificate" means a certificate signed on behalf of the Company and PGC by two Officers of each of the Company and PGC, in each case, one of whom must be the Manager,

Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller or a Senior or Executive Vice President of the Company and PGC, respectively.

      "Operating" means the Hotel is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business, and is open to the general public and operating in accordance with applicable law.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to either of the Issuers, any Subsidiary of either of the Issuers or the Trustee.

      "Permitted C-Corp Conversion" means a transaction resulting in the Company becoming subject to tax under subchapter C of the Code (a "C Corporation") provided, that:

            (i) the C Corporation resulting from such transaction (a) is a corporation organized and existing under the laws of any state of the United States or the District of Columbia, (b) assumes all of the obligations of the Company under the Notes, the Security Documents and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee and (c) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

            (ii) the Company shall have provided to the Trustee 30 days' advance notice of such transaction and evidence reasonably satisfactory to the Trustee regarding the maintenance of the perfection, priority and proof of the security interest of the Trustee in the Collateral;

            (iii) after giving effect to such transaction no Default or Event of Default exists;

            (iv) such transaction would not (a) result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment or (b) require any holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction; and

            (v) prior to consummation of such transaction, the Company shall have delivered to the Trustee (a) an Opinion of Counsel to the effect that the holders of the outstanding Notes will not recognize income gain or loss for Federal income tax purposes as a result of such Permitted C-Corp Conversion and will be subject to Federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Permitted C-Corp Conversion had not occurred and (b) an Officers' Certificate as to compliance with all of the above conditions.

      "Permitted Investments" means:

            (i) Investments in the Company or in any Wholly Owned Subsidiary;

            (ii) Investments in Cash Equivalents;

            (iii) Investments in a Person, if, as a result of such Investment, such Person (a) becomes a Wholly Owned Subsidiary, or (b) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary;

            (iv) Hedging Obligations;

            (v) Investments as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10;

            (vi) Investments existing on the Issue Date;

            (vii) Investments paid for solely with Capital Stock (other than Disqualified Capital Stock) of the Company;

            (viii) credit extensions to gaming customers in the ordinary course of business, consistent with industry practice;

            (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company
      (a) in satisfaction of judgments or (b) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers; and

            (x) loans or other advances to employees of the Company and its Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $0.5 million at any one time outstanding.

      "Permitted Liens" means:

            (i) Liens arising by reason of any judgment, decree or order of any court for an amount and for a period not resulting in an Event of Default with respect thereto, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;

            (ii) security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of money) or leases, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business, consistent with industry practice;

            (iii) Liens (other than Liens arising under ERISA) for taxes, assessments or other governmental charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with gaap;

            (iv) Liens of carriers, warehousemen, mechanics, landlords, material men, suppliers, repairmen or other like Liens arising by operation of law in the ordinary course of business consistent with industry practices (other than Liens arising under ERISA) and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than 30 days or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with gaap;

            (v) easements, rights of way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business, consistent with industry practices that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or a Subsidiary) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; provided, that such Liens are not incurred in connection with borrowing money or any commitment to loan money or extend credit;

            (vi) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation or otherwise arising from statutory or regulatory requirements of the Company or any of its Subsidiaries;

            (vii) Liens securing Refinancing Indebtedness incurred in compliance with this Indenture to refinance Indebtedness secured by Liens; provided,
      (a) such Liens do not extend to any additional property or assets; (b) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens securing the Notes, the Subsidiary Guarantees or any intercompany loan, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed; and (c) such Liens are no more adverse to the interests of Holders than the Liens replaced or extended thereby;

            (viii) Liens that secure Acquired Debt or Liens on property of a Person existing at the time such Person is merged into or consolidated with, or such property was acquired by, the Company or any Restricted Subsidiary; provided, that such Liens do not extend to or cover any Person, property or assets other than those of the Person or property being acquired and were not put in place in anticipation of such acquisition;

            (ix) Liens that secure Purchase Money Obligations or Capital Lease Obligations permitted to be incurred under this Indenture; provided that such Liens do not extend to or cover any property or assets other than those being acquired, leased or developed;

            (x) whether or not existing on the Issue Date, Liens securing Obligations under this Indenture, the Notes, the Subsidiary Guarantees or the Security Documents;

            (xi) Liens securing Indebtedness of the Company or any of its Subsidiaries incurred pursuant to Section 4.9(b)(i);

            (xii) with respect to any vessel included in the Collateral, certain maritime Liens, including Liens for crew's wages and salvage;

            (xiii) leases or subleases granted in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of the Restricted Subsidiaries;

            (xiv) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

            (xv) Liens incurred in the ordinary course of business securing Hedging Obligations, which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

            (xvi) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

            (xvii) Liens on a pledge of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and

            (xviii) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof.

      "Permitted Tax Distributions" in respect of the Company and each Subsidiary that qualifies as a Flow Through Entity means, with respect to any taxable year, the sum of: (i) the product of (a) the excess of (1) all items of taxable income or gain (other than capital gain) allocated by the Company to Equity Holders for such year over (2) all items of taxable deduction or loss (other than capital loss) allocated to such Equity Holders by the Company for such year and (b) the Applicable Income Tax Rate, plus (ii) the product of (a) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, allocated by the Company to Equity Holders for such year and (b) the Applicable Capital Gain Tax Rate, plus (iii) the product of (a) the net short-term capital gain

(i.e., net short-term capital gain in excess of net long-term capital loss), if any, allocated by the Company to Equity Holders for such year and (b) the Applicable Income Tax Rate, minus (iv) the aggregate Tax Loss Benefit Amount for the Company for such year; provided, that in no event shall the Applicable Income Tax Rate or the Applicable Capital Gain Tax Rate exceed the greater of
(1) the highest aggregate applicable effective marginal rate of Federal, state, and local income to which a corporation doing business in the State of California would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 5% and (2) 60%. For purposes of calculating the amount of the Permitted Tax Distributions, the proportionate part of the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of the Company.

      Estimated tax distributions shall be made within thirty days following March 15, May 15, August 15, and December 15 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year.

      The amount of the Permitted Tax Distribution shall be re-computed promptly after (i) the filing by the Company and each Subsidiary that is treated as a Flow Through Entity of their respective annual income tax returns and (ii) an appropriate Federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss of the Company or any Subsidiary that is treated as a Flow Through Entity for any taxable year or the aggregate Tax Loss Benefit Amounts carried forward to such taxable year should be changed or adjusted (each of clauses (i) and (ii) a "Tax Calculation Event"). To the extent that the Permitted Tax Distributions previously paid to an Equity Holder in respect of any taxable year are either greater than (a "Tax Distribution Overage") or less than (a "Tax Distribution Shortfall") the Permitted Tax Distributions with respect to such taxable year, as determined by reference to the computation of the amount of the items of income, gain, deduction, or loss of the Company and each Subsidiary in connection with a Tax Calculation Event, the amount of the estimated Permitted Tax Distributions to be made to such Equity Holder on the estimated tax distribution date immediately following such Tax Calculation Event shall be reduced or increased as appropriate to the extent of the Tax Distribution Overage or the Tax Distribution Shortfall. To the extent that a Tax Distribution Overage remains after the estimated tax distribution date immediately following such Tax Calculation Event, the amount of the estimated Permitted Tax Distribution to be made to such Equity Holder on the subsequent estimated tax distribution date shall be reduced to the extent of such Tax Distribution Overage.

      Prior to making any Permitted Tax Distributions, the Company shall require each Equity Holder to agree that promptly after the second estimated tax distribution date following a Tax Calculation Event, such Equity Holder shall reimburse the Company to the extent of any remaining Tax Distribution Overage.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

      "PGC" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

      "PGP" means Peninsula Gaming Partners, LLC, a Delaware limited liability company, the direct parent and sole manager of the Company, and indirect parent of PGC.

      "Purchase Money Obligations" means Indebtedness representing, or incurred to finance (or to Refinance Indebtedness incurred to finance), the cost (i) of acquiring any assets (including furniture, fixtures or equipment) and (ii) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Issuers); provided, that (a) the principal amount of such Indebtedness does not exceed 80% of such cost, including construction charges, (b) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or built and (c) such Indebtedness is (or the Indebtedness being Refinanced was) incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition or commencement of construction or build-out of such property or asset.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Capital Stock" means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.

      "Refinancing Fee" means a payment in the aggregate amount of $1.5 million to be received by certain member of the management of the Company and PGP, including Michael Luzich, James Rix and M. Brent Stevens, at the discretion of Mr. Stevens, in the event that the Issuers repay, redeem or refinance 90% or more of the Notes on or prior to July 1, 2003.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Issuers and the Initial Purchaser as such agreement may be amended, modified or supplemented from time to time.

      "Related Business" means the gaming, entertainment and hotel businesses conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all other businesses that in the good faith judgment of the Managers of the Company are materially related or incidental businesses (including, without limitation, food and beverage distribution operations).

      "Required Regulatory Redemption" means a redemption by the Issuers of any Holder's Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Managers of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise qualify under any gaming or similar laws and is not found suitable or so qualified within 30 days after being requested to do so (or such lesser period that may be required by any Governmental Authority).

      "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Securities" means Notes that bear or are required to bear the legends relating to restrictions on transfer set forth on Exhibit A hereto.

      "Restricted Subsidiary" means a Subsidiary other than an Unrestricted Subsidiary.

      "Return from Unrestricted Subsidiaries" means (a) 50% of any dividends or distributions received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of the Company, plus (b) to the extent not otherwise included in Consolidated Net Income of the Company, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the sale or liquidation of any Unrestricted Subsidiaries, plus (c) to the extent that any Unrestricted Subsidiary of the Company is designated to be a Restricted Subsidiary, the fair market value of the Company's Investment in such Subsidiary on the date of such designation.

      "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

      "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

      "Security Agreement" means the Security Agreement dated the date hereof, executed by the Company in favor of the Trustee for the Trustee's benefit and the benefit of the Holders.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Documents" means the Security Agreement, the Ship Mortgage, the Shore Mortgage and any other mortgage, deed of trust, security agreement or similar instrument securing the Issuers' Obligations under this Indenture or the Notes.

      "Seller Preferred" means $7.0 million face amount of the Company's redeemable preferred membership interests to be issued to GDREC on the Issue Date pursuant to the terms of the Asset Acquisition Agreement.

      "Senior Credit Facility" means any revolving credit agreement or similar instrument, including, without limitation, working capital, construction financing or equipment purchase lines of credit, entered into by the Company governing the terms of a bona fide borrowing from (i) a third party financial institution that is primarily engaged in the business of commercial lending or
(ii) a vendor or other provider of financial accommodations in connection with the purchase of equipment, in either case for valid business purposes, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, as amended, renewed, refunded, replaced or refinanced from time to time; provided, that such agreements or instruments (x) have terms and conditions (including with respect to the applicable interest rates and fees) customary for similar facilities extended to borrowers comparable to the Company, and (y) do not permit the Company to incur Indebtedness in an aggregate principal amount at any time outstanding in excess of $10.0 million.

      "Ship Mortgage" means the First Preferred Ship Mortgage dated the date hereof, executed by the Company in favor of the Trustee for the Trustee's benefit and the benefit of the Holders.

      "Shore Mortgage" means the Shore Mortgage dated the date hereof, executed by the Company in favor of the Trustee for the Trustee's benefit and the benefit of the Holders.

      "subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (including a limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

      "Subsidiary" means any subsidiary of the Company.

      "Subsidiary Guaranty" means an unconditional and irrevocable guaranty by a Subsidiary Guarantor of the Obligations of the Issuers under the Notes and the Indenture, on a senior secured basis, as set forth in this Indenture, as amended from time to time in accordance with the terms thereof.

      "Subsidiary Guarantor" means any Subsidiary that has executed and delivered in accordance with this Indenture a Subsidiary Guaranty, and such Person's successors and assigns.

      "Tax Loss Benefit Amount" means with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of the Company ending subsequent to the Issue Date carried forward to the applicable taxable year; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Issue Date shall be included in determining the amount of net operating loss or net capital loss of the Company.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
ss.ss.77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, unless the context requires reference thereto as in effect from time to time.

      "transfer" has the meaning given to such term in the definition of the term "Asset Sale."

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Subsidiary" means any Subsidiary that, at or prior to the time of determination, shall have been designated by the Managers of the Company as an Unrestricted Subsidiary; provided, that such Subsidiary does not hold any Indebtedness or Capital Stock of, or any Lien on any assets of, the Company or any Restricted Subsidiary. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Managers of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in
Section 4.9 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. The Company shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation. Any such designation by the Managers of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Managers giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions and is permitted by Section 4.9 hereof.

      "Upper Tier Equity Holder" means, in the case of any Flow Through Entity the Equity Holder of which is, in turn, a Flow Through Entity, the person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of the Company and its Subsidiaries that are Flow Through Entities.

      "Voting Stock" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      "Wholly Owned Subsidiary" of any Person means a subsidiary of such Person all the Capital Stock of which (other than directors' qualifying shares) is owned directly or indirectly by such Person; provided, that with respect to the Company, the term Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

      Section 1.2 Other Definitions.

      Term                                        Defined in Section
      ----                                        ------------------
      "Affiliate Transaction" .................   4.11
      "Change of Control Offer" ...............   4.14
      "Change of Control Payment" .............   4.14
      "Change of Control Payment Date" ........   4.14
      "Covenant Defeasance" ...................   8.3
      "Definitive Notes" ......................   2.1
      "Events of Default" .....................   6.1
      "Excess Cash Flow Offer" ................   4.20
      "Excess Cash Flow Offer Amount" .........   4.20
      "Excess Cash Flow Offer Period" .........   4.20
      "Excess Proceeds" .......................   4.10

      Term                                        Defined in Section
      ----                                        ------------------
      "Excess Proceeds Offer" .................   4.10
      "Excess Proceeds Offer Period" ..........   4.10
      "Excess Proceeds Payment Date" ..........   4.10
      "Global Notes" ..........................   2.1
      "incur" .................................   4.9
      "Legal Defeasance" ......................   8.2
      "Paying Agent" ..........................   2.3; 8.5 (solely for
                                                  purposes of Section
                                                  8.5)
      "Purchase Amount" .......................   4.10
      "Refinance" .............................   4.9
      "Refinancing Indebtedness" ..............   4.9
      "Registrar" .............................   2.3
      "Replacement Vessel" ....................   4.10
      "Restricted Payments" ...................   4.7
      "Security Interest" .....................   11.1

      Section 1.3 Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Notes means the Issuers, the Subsidiary Guarantors and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by Commission rule under the TIA have the meanings so assigned to them.

      Section 1.4 Rules of Construction.

      Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c) "or" is not exclusive;

            (d) words in the singular include the plural, and in the plural include the singular;

            (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision, and the terms "Article," "Section," "Exhibit" and "Schedule," unless otherwise specified or indicated by the context in which used, mean the corresponding Article or Section of, or the corresponding Exhibit or Schedule to, this Indenture;

            (f) references to agreements and other instruments include subsequent amendments, supplements and waivers to such agreements or instruments but only to the extent not prohibited by this Indenture; and

            (g) provisions apply to successive events and transactions.

                                   ARTICLE II
                                    THE NOTES

      Section 2.1 Form and Dating.

      The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated in and made a part of this Indenture. Each Note shall include the Subsidiary Guaranty in the form of Exhibit C attached hereto, executed by each of the Subsidiary Guarantors existing on the date of issuance of such Note, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which either of the Issuers is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

      The Notes will be issued (a) in global form (the "Global Notes"), substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 5 thereto) and (b) upon the initial issuance thereof and under certain other circumstances, in definitive form (the "Definitive

Notes"), substantially in the form of Exhibit A attached hereto (excluding the text referred to in footnotes 1 and 5 thereto). Each Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; provided, that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof, as required by Section 2.6.

      Section 2.2 Execution and Authentication.

      The Notes shall be executed on behalf of each of the Issuers, by manual or facsimile signature, by its Manager, Chairman of the Board, its President or one of its Vice Presidents and attested by another Officer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto.

      The Trustee shall, upon an Issuers Order, authenticate for original issue Notes in any aggregate principal amount. Subject to Section 4.9, the aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited; provided, that additional Notes issued after the Issue Date may not be issued with original issue discount as determined under section 1271 et seq. of the Code.

      The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of either of the Issuers.

      The Issuers, the Trustee and any agent of either of the Issuers or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, regardless of whether such Note is overdue, and none of the Issuers, the Trustee or any agent of any of the Issuers or the Trustee shall be affected by notice to the contrary.

      Section 2.3 Registrar, Paying Agent and Depositary.

      The Issuers shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (b) an office or agency where Notes may be presented for payment ("Paying Agent"). The Issuers initially appoint the Trustee as Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles III and VIII and Sections 4.1, 4.10 and 4.14, neither the Company nor any of its Subsidiaries shall act as Paying Agent.

      The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

      The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes. The Trustee shall act as custodian for the Depositary with respect to the Global Notes.

      Section 2.4 Paying Agent to Hold Money in Trust.

      The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by either of the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent (subject to Section 2.3), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

      Section 2.5 Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each such Holder, and the Issuers shall otherwise comply with TIA ss.312(a).

      Section 2.6 Transfer and Exchange.

            (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, that the Definitive Notes so presented (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Security, such request shall be accompanied by the following additional documents:

                  (i) if such Restricted Security is being delivered to the
            Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                  (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                  (iii) if such Restricted Security is being transferred in
            reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Issuers and the Registrar to the effect that such transfer is in compliance with the Securities Act.

            (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may be exchanged for a beneficial interest in a Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) written instructions directing the Trustee to make an
            endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, and

                  (ii) if such Definitive Note is a Restricted Security, a
            certification (in substantially the form of Exhibit B attached hereto) and, if applicable, a legal opinion, in each case similar to that required pursuant to clauses
            (i), (ii) or (iii) of Section 2.6(a), as applicable;

      in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the appropriate Global Note to be increased accordingly. If no Global Note is then outstanding, the Issuers shall issue and the Trustee shall authenticate a new Global
      Note in the appropriate principal amount.

            (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

            (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. Upon receipt by the Trustee of 20 days prior written transfer instructions (or such other form of instructions as is customary for the Depositary) from the Depositary (or its nominee) on behalf of any Person having a beneficial interest in a Global Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Issuers shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount; provided, that in the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

                  (i) if such beneficial interest is being transferred to the
            Person designated by the Depositary as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                  (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                  (iii) if such beneficial interest is being transferred in
            reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

      Definitive Notes issued in exchange for a beneficial interest in a Global Note shall be registered in such names and in such authorized denominations as the Depositary shall instruct the Trustee.

            (e) Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary; provided, that if:

                  (i) the Depositary (a) notifies the Issuers that the
            Depositary is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days after delivery of such notice, or (b) has ceased to be a clearing agency registered under the Exchange Act; or

                  (ii) the Issuers, at their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture,

      then the Issuers shall execute and the Trustee shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Note in exchange for such Global Note.

            (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, the Global Note shall be returned to (or retained by) and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global
      Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

            (g) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be legal, valid and binding obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

            No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another person) pursuant to Sections 2.10, 3.7, 3.8, 4.10, 4.14 and 9.5).

            The Issuers shall not be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (iii) register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

            (h) Exchange of Notes for Exchange Securities. Notes may be exchanged for Exchange Securities pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

            The Issuers shall present the Trustee with an Officers' Certificate certifying the following:

                  (i) upon issuance of the Exchange Securities, the transactions contemplated by the Exchange Offer have been consummated; and

                  (ii) the principal amount of Notes properly tendered in the
            Exchange Offer that are represented by a Global Note and the principal amount of Notes properly tendered in the Exchange Offer that are represented by Definitive Notes; the name of each Holder of such Definitive Notes; the principal amount properly tendered in the Exchange Offer by each such Holder; and the name and address to which Definitive Notes for Exchange Securities shall be registered and sent for each such Holder.

            The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (1) to the effect that the Exchange Securities have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (2) with respect to the matters set forth in Section 6(p) of the Registration Rights Agreement and (iii) an Issuers Order, shall authenticate (1) a Global Note for Exchange Securities in aggregate principal amount equal to the aggregate principal amount of Notes represented by a Global Note indicated in such Officers' Certificate as having been properly tendered and (2) Definitive Notes representing Exchange Securities registered in the names of, and in the principal amounts indicated in such Officers' Certificate.

            The Trustee shall deliver such Definitive Notes for Exchange Securities to the Holders thereof as indicated in such Officers' Certificate.

      Section 2.7 Replacement Notes.

      If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers or the Trustee may charge for their expenses in replacing a Note.

      Every replacement Note is an obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

      Section 2.8 Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding.

      If a Note is replaced pursuant to Section 2.7, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

      Subject to Section 2.9, a Note does not cease to be outstanding because either of the Issuers or an Affiliate of either of the Issuers holds the Note.

      Section 2.9 Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by either of the Issuers or any Affiliate of either of the Issuers shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be considered as not outstanding.

      Section 2.10 Temporary Notes.

      Pending the preparation of Definitive Notes, the Issuers (and the Subsidiary Guarantors) may execute, and upon an Issuers Order, the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

      If temporary Notes are issued, the Issuers (and the Subsidiary Guarantors) shall cause Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Notes are listed, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Issuers for such purpose pursuant to Section 4.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers (and the Subsidiary Guarantors) shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

      Section 2.11 Cancellation.

      The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment and not previously received by the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Notes in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Issuers direct the Notes to be returned to them. The Issuers may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All such Notes shall be cancelled by the Trustee and returned to the Issuers pursuant to a written order signed by one Officer of each of the Issuers.

      Section 2.12 Defaulted Interest.

      If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least ten Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 30 days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers, upon 15 days written notice to the Trustee) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

      Section 2.13 Legends.

            (a) Except as permitted by subsections (b) or (c) of this Section 2.13, each Note shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A attached hereto.

            (b) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                  (i) in the case of any Restricted Security that is a
            Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Note that does not bear the legends required by subsection (a) above; and

                  (ii) in the case of any Restricted Security represented by a
            Global Note, such Restricted Security shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.6(c); provided, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

            (c) The Issuers (and the Subsidiary Guarantors) shall issue and the Trustee shall authenticate Exchange Securities in exchange for Notes accepted for exchange in the Exchange Offer. The Exchange Securities shall not bear the legends required by subsection (a) above unless the Holder of such Notes is either:

                  (i) a broker-dealer who purchased such Notes directly from the
            Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act,

                  (ii) a Person participating in the distribution of the Notes,
            or

                  (iii) a Person who is an affiliate (as defined in Rule 144) of either of the Issuers.

      Section 2.14 Deposit of Moneys.

      Subject to Section 3.5, prior to 10:00 a.m. on each date on which the principal of, premium, if any, and interest on the Notes are due, the Issuers shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such date in a timely manner which permits the Trustee or such Paying Agent to remit payment to the Holders on such date.

      Section 2.15 CUSIP Numbers.

      The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III
                                   REDEMPTION

      Section 3.1 Notices to Trustee.

      If the Issuers elect or are required to redeem Notes pursuant to Section
3.7 or 3.8, they shall furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date (except in the case of a Required Regulatory Redemption requiring less notice), an Officers' Certificate setting forth (a) the clause of Section 3.7 or 3.8 pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

      Section 3.2 Selection of Notes to Be Redeemed.

      If less than all the Notes are to be redeemed pursuant to Section 3.7, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, pro rata, by lot or by such method as the Trustee deems to be fair and appropriate; provided, that Notes in denominations of $1,000 or less may not be redeemed in part.

      The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected for redemption shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      Section 3.3 Notice of Redemption.

      At least 30 days but not more than 60 days before a redemption date (except in the case of a Required Regulatory Redemption requiring less notice), the Issuers shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

      The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Issuers default in making such redemption payment, interest on Notes or portions of Notes called for redemption shall cease to accrue on and after the redemption date;

            (g) the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) the CUSIP number of the Notes to be redeemed.

      At the Issuers' request, the Trustee shall give the notice of redemption in the name of the Issuers and at the Issuers' expense; provided that the Issuers shall deliver to the Trust at least 35 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

      Section 3.4 Effect of Notice of Redemption.

      Once notice of redemption has been mailed to the Holders in accordance with Section 3.3, Notes called for redemption become due and payable on the redemption date at the redemption price. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, the Issuers may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

      Section 3.5 Deposit of Redemption Price.

      At or before 10:00 a.m. on the redemption date, the Issuers shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

      Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, regardless of whether such Notes are presented for payment, if the Issuers make or deposit the redemption payment in accordance with this Section 3.5. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

      Section 3.6 Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

      Section 3.7 Optional Redemption.

            (a) Except as set forth in Section 3.7(b), the Notes are not redeemable at the Issuers' option prior to July 1, 2003. Thereafter, the Notes will be subject to redemption at the option of the Issuers, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

            Year                  Percentage
            ----                  ----------

            2003                  108.00%
            2004                  105.33%
            2005 and thereafter   102.67%

            (b) Notwithstanding Section 3.7(a), at any time or from time to time prior to July 1, 2002, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount of the Notes then outstanding, at a redemption price of 112.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, through the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that (i) such redemption shall occur within 60 days of the date of closing of such Equity Offering and (ii) at least 65% of the aggregate principal amount of Notes issued on or after the Issue Date remains outstanding immediately after giving effect to each such redemption.

      Section 3.8 Required Regulatory Redemption.

      Notwithstanding any other provisions hereof, Notes to be redeemed pursuant to a Required Regulatory Redemption will be redeemable by the Issuers, in whole or in part, at any time upon not less than 20 Business Days nor more than 60 days notice (or such earlier date as may be ordered by any Governmental Authority) at a price equal to the lesser of (a) the Holder's cost thereof and
(b) 100% of the principal amount thereof, plus in either case accrued and unpaid interest thereon, if any, to the date of redemption (or such earlier period as ordered by a Governmental Authority). The Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes for the expenses of any such Holder or beneficial owner related to the application for any Gaming License, qualification or finding of suitability in connection with a Required Regulatory Redemption. Such expenses of any such Holder or beneficial owner will, therefore, be the obligation of such Holder or beneficial owner. Any Required Regulatory Redemption shall be made in accordance with the provisions of Sections 3.3, 3.4 and 3.5 unless other procedures are required by any Governmental Authority.

      Section 3.9 No Mandatory Redemption.

      The Issuers shall not be required to make mandatory redemption payments with respect to the Notes (except for a Required Regulatory Redemption). The Notes shall not have the benefit of any sinking fund.

                                   ARTICLE IV
                                    COVENANTS

      Section 4.1 Payment of Notes.

      The Issuers shall pay the principal and premium, if any, of, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on or before that date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuers, no later than three Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Notes. The Issuers shall pay any and all amounts, including, without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

      The Issuers shall pay interest (including post-petition interest) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

      Section 4.2 Maintenance of Office or Agency.

      The Issuers shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) in the Borough of Manhattan, the City of New York, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3.

      Section 4.3 Reports.

            (a) The Company shall file with the Trustee, within 15 days after the date of filing with the Commission, copies of the reports, information and other documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of
      Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee all such reports, information and other documents as it would be required to file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act, with the period applicable to such report, information or other document pursuant to the Exchange Act. From and after the time the Company files a registration statement with the Commission with respect to the Notes, the Company shall file such information with the Commission; provided, that the Company shall not be in default of the provisions of this Section 4.3 for any failure to file reports with the Commission solely by refusal by the Commission to accept the same for filing. The Company shall deliver (or cause the Trustee to deliver) copies of all reports, information and documents required to be filed with the Trustee pursuant to this Section 4.3 to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. The Company shall also comply with the provisions of TIA ss.314(a).

            (b) If the Company is required to furnish annual, quarterly or current reports to its members pursuant to the Exchange Act, the Company shall cause any annual, quarterly, current or other financial report furnished by it generally to its members to be filed with the Trustee and mailed to the Holders by the Company at their addresses appearing in the register of Notes maintained by the Registrar. If the Company is not required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, the Company shall cause the financial statements of the Company and its consolidated Subsidiaries, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee and mailed to the Holders by the Company promptly, but in any event, within 90 days after the end of each of the fiscal years of the Company and within 45 days after the end of each of the first three quarters of each such fiscal year.

            (c) So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A, the Issuers (and the Subsidiary Guarantors) shall, upon written request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Notes identified by any Holder of Restricted Securities.

      Section 4.4 Compliance Certificate.

            (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (provided that one of the signatories to such Officers' Certificate shall be the Company's principal executive officer, principal financial officer or principal accounting officer and another of the signatories to such Officers' Certificate shall be PGC's principal executive officer, principal financial officer or principal accounting officer) stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determine whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that each of the Issuers and their Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

            (b) The year-end financial statements delivered pursuant to Section
      4.3 shall be accompanied by a written statement of the independent public accountants of the Issuers (which shall be a firm of established national reputation reasonably satisfactory to the Trustee) which states that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either of the Issuers or any of their Subsidiaries has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) So long as any of the Notes are outstanding, the Issuers shall deliver to the Trustee forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 6.1 (a)(v), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Issuers are taking or propose to take with respect thereto.

      Section 4.5 Taxes.

            (a) The Issuers shall, and shall cause their Subsidiaries to, file all tax returns required to be filed and to pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings and for which reserves have been established in accordance with GAAP.

            (b) The Company shall not recognize any transfers of its Equity Interests, except pursuant to, and in accordance with the provisions of, the Amended and Restated Operating Agreement of the Company, as in effect on the date hereof.

      Section 4.6 Stay, Extension and Usury Laws.

      Each Issuer (and each Subsidiary Guarantor) covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of this Indenture, and each Issuer (and each Subsidiary Guarantor) (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

      Section 4.7 Limitation on Restricted Payments.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly

                  (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries or make any other payment to any Excluded Person or Affiliate thereof (other than (1) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of the Company or (2) amounts payable to the Company or any Restricted Subsidiary);

                  (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company, any Subsidiary or any other Affiliate of the Company (other than any such Equity Interest owned by the Company or any Restricted Subsidiary);

                  (iii) make any principal payment on, or purchase, redeem,
            defease or otherwise acquire or retire for value any Indebtedness of the Company or any Subsidiary Guarantor that is subordinated in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guaranty thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof; or

                  (iv) make any Restricted Investment

      (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                  (i) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, and

                  (ii) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in Section 4.9 and

                  (iii) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Managers of the Company and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made after the Issue Date (including Restricted Payments permitted by clauses
                        (i) and (ii) of Section 4.7(b) and excluding Restricted Payments permitted by the other clauses of Section 4.7(b)), is less than the sum of:

                        (1) 50% of the Consolidated Net Income of the Company
                  for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

                        (2) 100% of the aggregate net cash proceeds (or of the
                  net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Capital Stock) after the Issue Date and on or prior to the time of such Restricted Payment, plus

                        (3) 100% of the aggregate net cash proceeds (or of the
                  net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Capital Stock) pursuant to the terms thereof after the Issue Date and on or prior to the time of such Restricted Payment (including any additional net proceeds received by the Company upon such conversion or exchange), plus

                        (4) the aggregate Return from Unrestricted Subsidiaries
                  after the Issue Date and on or prior to the time of such Restricted Payment.

            (b) The foregoing provisions shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of this Indenture;

                  (ii) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company or Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of the Company (other than Disqualified Capital Stock);

                  (iii) with respect to each tax year that the Company qualifies as a Flow Through Entity, and for so long as no Event of Default exists or would occur as a consequence thereof, the payment of Permitted Tax Distributions; provided, that (1) prior to the first payment of Permitted Tax Distributions during the calendar year, the Company provides an Officers' Certificate and Opinion of Counsel to the effect that the Company and each Subsidiary in respect of which such distributions are being made qualify as Flow Through Entities for Federal income tax purposes and for the states in respect of which such distributions are being made and (2) at the time of such distribution, the most recent audited financial statements of the Company provided to the Trustee pursuant to the covenant described in Section 4.3, provide that the Company and each such Subsidiary were treated as Flow Through Entities for the period of such financial statements;

                  (iv) the redemption, repurchase or payoff of any Indebtedness of the Company or a Restricted Subsidiary with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to
            Section 4.9;

                  (v) distributions to PGP for (1) reasonable tax preparation, accounting, legal and administrative fees and expenses incurred on behalf of the Issuers or in connection with PGP's ownership of the Issuers, consistent with industry practice and (2) compensation to PGP executive officers pursuant to, and in accordance with, consulting agreements in effect on the Issue Date;

                  (vi) payments on or with respect to the redemption of Seller
            Preferred in an aggregate amount not to exceed $3.0 million;

                  (vii) reasonable and customary directors fees to, and
            indemnity provided on behalf of, the Managers of PGP and the Company, and customary reimbursement of travel and similar expenses incurred in the ordinary course of business;

                  (viii) payment of the Refinancing Fee; and

                  (ix) Restricted Payments in an aggregate amount not to exceed
            $1.0 million.

            Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Company's latest available financial statements.

      Section 4.8 Limitation on Restrictions on Subsidiary Dividends.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (i) on such Restricted Subsidiary's Capital Stock or (ii) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits, or

            (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, or

            (c) make loans or advances to the Company or any of its Restricted Subsidiaries, or

            (d) transfer any of its assets to the Company or any of its Restricted Subsidiaries,

except, with respect to clauses (a) through (d) above, for such encumbrances or restrictions existing under or by reason of:

                        (1) a Senior Credit Facility containing dividend or
                  other payment restrictions that are not more restrictive in any material respect than those contained in this Indenture on the Issue Date;

                        (2) this Indenture, the Security Documents and the
                  Notes;

                        (3) applicable law or any applicable rule or order of
                  any Governmental Authority;

                        (4) Acquired Debt; provided, that such encumbrances and
                  restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                        (5) customary non-assignment and net worth provisions of
                  any contract, lease or license entered into in the ordinary course of business;

                        (6) customary restrictions on the transfer of assets
                  subject to a Permitted Lien imposed by the holder of such Lien;

                        (7) the agreements governing permitted Refinancing
                  Indebtedness; provided, that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive in any material respect than those contained in any agreements governing the Indebtedness being refinanced; and

                        (8) any restrictions with respect to a Restricted
                  Subsidiary imposed pursuant to a binding agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary; provided, that such restrictions only apply to the Equity Interests or assets of such Restricted Subsidiary being sold.

      Section 4.9 Limitation on Incurrence of Indebtedness.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Debt) or (ii) issue any Disqualified Capital Stock; provided, that the Company may incur Indebtedness (including, without limitation, Acquired Debt) and issue shares of Disqualified Capital Stock (and a Restricted Subsidiary may incur Acquired Debt) if (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence or issuance, and (2) the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Capital Stock is issued would have been not less than 2.0 to 1.0 for the period from the Issue Date through, but not including, January 1, 2003, and 2.25 to 1.0 thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Capital Stock had been issued, as the case may be, at the beginning of such four-quarter period; provided, that in the case of Indebtedness (other than Indebtedness outstanding under the Senior Credit Facility, Purchase Money Obligations, Capital Lease Obligations or Acquired Debt), the Weighted Average Life to Maturity and final stated maturity of such Indebtedness is equal to or greater than the Weighted Average Life to Maturity and final stated maturity of the Notes.

            (b) Notwithstanding the foregoing, the limitations of Section 4.9(a) shall not prohibit the incurrence of:

                  (i) Indebtedness under the Senior Credit Facility; provided, that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed (a) $10.0 million if such date is on or prior to the 90th day following the date on which the hotel is first Operating, or $5 million if such date is after such 90th day, less (b) the aggregate amount of commitment reductions contemplated by clause (iii) under Section 4.10(a);

                  (ii) Capital Lease Obligations or Purchase Money Obligations;
            provided, that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (ii) and outstanding on such date, shall not exceed $2.5 million, at any time;

                  (iii) performance bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations (including Obligations under bankers acceptances and letters of credit) incurred in the ordinary course of business (including, without limitation, to maintain any licenses or permits);

                  (iv) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by this Indenture; provided, that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

                  (v) Indebtedness of the Company or any Subsidiary Guarantor
            owed to and held by a Subsidiary Guarantor or the Company, as the case may be, that is unsecured and subordinated in right of payment to the Notes or the Subsidiary Guaranty, as the case may be; provided, that any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary Guarantor ceasing to be a

            Subsidiary Guarantor or any transfer of such Indebtedness (other than to the Company or a Subsidiary Guarantor) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or such Subsidiary Guarantor;

                  (vi) Indebtedness outstanding on the Issue Date, including the
            Notes outstanding on the Issue Date;

                  (vii) Indebtedness arising from the honoring by a bank or
            other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

                  (viii) any Subsidiary Guaranty of the Notes; and

                  (ix) Indebtedness issued in exchange for, or the proceeds of which are substantially contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance"), Indebtedness incurred pursuant to the Interest Coverage Ratio test set forth in
            Section 4.9(a), Section 4.9(b)(vi) or this clause (ix) (the "Refinancing Indebtedness") provided, that (1) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (plus any required premiums and out-of-pocket expenses reasonably incurred in connection therewith),
            (2) the Refinancing Indebtedness has a final scheduled maturity that equals or exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced and
            (3) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Notes or applicable Subsidiary Guaranty, as the case may be, than the Indebtedness being Refinanced.

      Section 4.10 Limitation on Asset Sales.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless:

                  (i) the Company or such Restricted Subsidiary receives
            consideration at the time of such Asset Sale not less than the fair market value of the assets subject to such Asset Sale;

                  (ii) at least 75% of the consideration for such Asset Sale is in the form of cash or Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of such assets (provided, that following such Asset Sale there is no further recourse to the Company or its Restricted Subsidiaries with respect to such liabilities); and (iii) within 270 days of such Asset Sale, the Net Proceeds thereof are (1) invested in assets related to the business of the Company or its Restricted Subsidiaries (which, in the case of an Asset Sale of the Diamond Jo or any replacement Gaming Vessel (a "Replacement Vessel"), must be a Gaming Vessel having a fair market value, as determined by an independent appraisal, at least equal to the fair market value of the Diamond Jo or such Replacement Vessel immediately preceding such Asset Sale); (2) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the assets so sold; (3) applied to repay Indebtedness under the Senior Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid; or (4) to the extent not used as provided in clauses (1), (2), or (3) or any combination thereof, applied to make an offer to purchase Notes as described below (an "Excess Proceeds Offer") provided, that the Company shall not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $5.0 million.

            The provisions in clauses (i) and (ii) above shall not apply to an Event of Loss. Pending the final application of any Net Proceeds, the Company may temporarily reduce Indebtedness under the Senior Credit Facility or temporarily invest such Net Proceeds in Cash Equivalents.

            Net Proceeds not invested or applied as set forth in the preceding clauses (1), (2) or (3) constitute "Excess Proceeds." If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Issuers shall offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date. The Issuers must commence such Excess Proceeds Offer not later than 30 days after the expiration of the 270 day period following the Asset Sale that produced such Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

            Each Excess Proceeds Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). Promptly after the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Payment Date"), the Issuers shall purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer. The principal amount of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of Notes acquired by the Issuers through purchase or redemption (other than pursuant to a Change of Control Offer or an Excess Cash Flow Offer) subsequent to the date of the Asset Sale and surrendered to the Trustee for cancellation.

            Each Excess Proceeds Offer shall be conducted in compliance with all applicable laws, including, without limitation, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this
      Section 4.10 by virtue thereof. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Issuers to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

            (b) The Issuers shall, no later than 30 days following the expiration of the 270-day period following the Asset Sale that produced Excess Proceeds, commence the Excess Proceeds Offer by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Excess Proceeds Offer, and shall state:

                  (i) that the Excess Proceeds Offer is being made pursuant to this Section 4.10, the principal amount of Notes which shall be accepted for payment and that all Notes validly tendered shall be accepted for payment on a pro rata basis;

                  (ii) the purchase price and the date of purchase;

                  (iii) that any Notes not tendered or accepted for payment
            pursuant to the Excess Proceeds Offer shall continue to accrue interest in accordance with the terms thereof;

                  (iv) that, unless the Issuers default in the payment of the purchase price with respect to any Notes tendered, Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                  (v) that Holders electing to have Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date;

                  (vi) that Holders shall be entitled to withdraw their election if the Issuers receive, not later than the close of business on the second Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (vii) that Holders whose Notes are purchased only in part
            shall be issued Notes representing the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new
            Note issued shall be in a principal amount of $1,000 or whole multiples thereof; and

                  (viii) the instructions that Holders must follow in order to tender their Notes.

            On or before the Excess Proceeds Payment Date, the Issuers shall (i) accept for payment the Notes or portions thereof (or an allocable amount thereof) tendered pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof (or an allocable amount thereof) tendered to the Issuers are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. After payment to the Holders of the purchase price of all Notes or portions thereof so accepted, the Paying Agent shall deliver promptly to the Issuers the balance, if any, of any money so deposited by the Issuers with the Paying Agent remaining after such payment to the Holders

            The Issuers shall make a public announcement of the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For the purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

      Section 4.11 Limitation on Transactions With Affiliates.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for:

                  (i) Affiliate Transactions that, together with all related
            Affiliate Transactions, have an aggregate value of not more than $1.0 million; provided, that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary;

                  (ii) Affiliate Transactions that, together with all related
            Affiliate Transactions, have an aggregate value of not more than $5.0 million; provided, that (1) a majority of the disinterested Managers of the Company or, if none, a disinterested committee appointed by the Managers of the Company for such purpose, determine that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary and (2) prior to entering into such transaction the Company shall have delivered to the Trustee an Officers' Certificate certifying to such effect; or

                  (iii) Affiliate Transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

            (b) Notwithstanding the foregoing, the following will be deemed not to be Affiliate Transactions: (i) transactions between or among the Issuers and/or any or all of the Subsidiary Guarantors; (ii) Restricted Payments permitted by Section 4.7; and (iii) reasonable and customary compensation paid to officers, employees or consultants of PGP, the Company or any Restricted Subsidiary, in each case for services provided to the Company or any Restricted Subsidiary, as determined in good faith by the Managers or senior executives of the Company.

      Section 4.12 Limitation on Liens.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

      Section 4.13 Limited Liability Company and Corporate Existence.

      Subject to Article V, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) their limited liability company and corporate existence, as applicable, and the corporate, partnership or other existence of each of the Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (b) their (and the Subsidiaries') rights (charter and statutory), licenses (including gaming and related licenses) and franchises; provided, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Managers or Board of Directors, on behalf of both Issuers, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

      Section 4.14 Repurchase Upon a Change of Control.

            (a) Upon the occurrence of a Change of Control, the Issuers shall offer to purchase all of the Notes then outstanding as described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase (the "Change of Control Payment").

            (b) The Change of Control Offer shall be made in compliance with all applicable laws, including, without limitation, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
      Section 4.14 by virtue thereof.

            (c) Within 30 days following any Change of Control, the Issuers shall commence the Change of Control Offer by mailing to each Holder a notice, which shall govern the terms of the Change of Control Offer, and shall state:

                  (i) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

                  (ii) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (iii) that any Note not tendered for payment pursuant to the
            Change of Control Offer shall continue to accrue interest in accordance with the terms thereof;

                  (iv) that, unless the Issuers default in the payment of the
            Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

                  (v) that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (vi) that any Holder shall be entitled to withdraw such
            election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (vii) that a Holder whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof;

                  (viii) the instructions that Holders must follow in order to tender their Notes; and

                  (ix) the circumstances and relevant facts regarding such
            Change of Control.

            (d) On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Issuers are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided, that each such new Note will be in the principal amount of $1,000 or an integral multiple thereof.

            (e) The Issuers shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For the purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

            (f) The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.


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

      Section 4.15 Maintenance of Properties.

      The Company shall, and shall cause each of its Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Issuers and the Subsidiaries taken as a whole; provided, that nothing herein shall prevent the Issuers or any of the Subsidiaries from discontinuing any maintenance of any such properties if the Company determines that such discontinuance is desirable in the conduct of the business of the Issuers and the Subsidiaries taken as a whole.

      Section 4.16 Maintenance of Insurance.

      The Company shall, and shall cause each of its Subsidiaries to, maintain liability, casualty and other insurance (including self-insurance consistent with prior practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which the Issuers and the Subsidiaries operate.

      Section 4.17 Restriction on Sale and Issuance of Subsidiary Stock.

      The Company shall not, and shall not permit any Restricted Subsidiary to, issue or sell any Equity Interests (other than directors' qualifying shares) of any Restricted Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company; provided, that the Company and its Restricted Subsidiaries may sell all (but not less than all) of the Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of
Section 4.10.

      Section 4.18 Limitation on Lines of Business.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly engage to any material extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Managers of the Company, is a Related Business.

      Section 4.19 Restrictions on Activities of PGC.

      PGC may not hold any assets, become liable for any obligations or engage in any business activities; provided, that PGC may be a co-obligor of the Notes pursuant to the terms of this Indenture and any activities directly related or necessary in connection therewith.

      Section 4.20 Excess Cash Flow Offer.

            (a) Within 120 days after the end of each Hotel Operating Year, the Issuers shall make an offer to all Holders (the "Excess Cash Flow Offer") to purchase the maximum principal amount of Notes that is an integral multiple of $1,000 that may be purchased with 50% of Excess Cash Flow for such Operating Year (the "Excess Cash Flow Offer Amount"), at a purchase price in cash equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to the date fixed for the closing of the Excess Cash Flow Offer.

            Each Excess Cash Flow Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Cash Flow Offer Period"). Promptly after the termination of the Excess Cash Flow Offer Period, the Issuers shall purchase and mail or deliver payment for the Excess Cash Flow Offer Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Excess Cash Flow Offer Amount has been tendered, all Notes tendered pursuant to the Excess Cash Flow Offer. The principal amount of Notes to be purchased pursuant to an Excess Cash Flow Offer may be reduced by the principal amount of Notes acquired by the Issuers through purchase or redemption (other than pursuant to a Change of Control Offer or an Excess Proceeds Offer) surrendered to the Trustee for cancellation.

            Each Excess Cash Flow Offer shall be conducted in compliance with all applicable laws, including, without limitation, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this
      Section 4.20. the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.20 by virtue thereof. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Issuers to make an Excess Cash Flow Offer or, if such Excess Cash Flow Offer is made, to pay for the Notes tendered for purchase.

            (b) Within 120 days after the end of each Hotel Operating Year, the Issuers shall commence the Excess Cash Flow Offer by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Excess Cash Flow Offer, and shall state:

                  (i) that the Excess Cash Flow Offer is being made pursuant to this Section 4.20, the principal amount of Notes which shall be accepted for payment and that all Notes validly tendered shall be accepted for payment on a pro rata basis;

                  (ii) the purchase price and the date of purchase;

                  (iii) that any Notes not tendered or accepted for payment
            pursuant to the Excess Cash Flow Offer shall continue to accrue interest in accordance with the terms thereof;

                  (iv) that, unless the Issuers default in the payment of the purchase price with respect to any Notes tendered, Notes accepted for payment pursuant to the Excess Cash Flow Offer shall cease to accrue interest after the Excess Cash Flow Payment Date;

                  (v) that Holders electing to have Notes purchased pursuant to an Excess Cash Flow Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to the close of business on the third Business Day immediately preceding the Excess Cash Flow Payment Date;

                  (vi) that Holders shall be entitled to withdraw their election if the Issuers receive, not later than the close of business on the second Business Day preceding the Excess Cash Flow Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (vii) that Holders whose Notes are purchased only in part
            shall be issued Notes representing the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new
            Note issued shall be in a principal amount of $1,000 or whole multiples thereof; and

                  (viii) the instructions that Holders must follow in order to tender their Notes.

            On or before the Excess Cash Flow Payment Date, the Issuers shall
      (i) accept for payment the Notes or portions thereof (or an allocable amount thereof) tendered pursuant to the Excess Cash Flow Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof (or an allocable amount thereof) tendered to the Issuers are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. After payment to the Holders of the purchase price of all Notes or portions thereof so accepted, the Paying Agent shall deliver promptly to the Issuers the balance, if any, of any money so deposited by the Issuers with the Paying Agent remaining after such payment to the Holders


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

            The Issuers shall make a public announcement of the results of the Excess Cash Flow Offer as soon as practicable after the Excess Cash Flow Payment Date. For the purposes of this Section 4.20, the Trustee shall act as the Paying Agent.

                                    ARTICLE V
                                   SUCCESSORS

      Section 5.1 When the Issuers May Merge, etc.

      Neither Issuer shall consolidate or merge with or into (regardless of whether such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, any other Person, unless:

            (a) such Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

            (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of such Issuer, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Security Documents and the Registration Rights Agreement;

            (c) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists;

            (d) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

            (e) such Issuer, or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, (i) has Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction and (ii) will be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.9(a).

      The Issuers shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel, stating that all conditions precedent to the proposed transaction provided for in this Indenture have been complied with, and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Trustee stating that the proposed transaction complies with clause (e) of this Section 5.1.

      For purposes of this Section 5.1, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of either of the Issuers, which properties and assets, if held by such Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Issuer on a consolidated basis, shall be deemed to be the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of such Issuer.

      Section 5.2 Successor Substituted.

      In the event of any transaction (other than a lease) contemplated by
Section 5.1 in which such Issuer is not the surviving Person, the successor formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under, and such Issuer shall be discharged from its Obligations under, this Indenture, the Notes, the Security Documents and the Registration Rights Agreement, with the same effect as if such successor Person had been named as such Issuer herein or therein.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

      Section 6.1 Events of Default.

            (a) Each of the following shall constitute an "Event of Default" under this Indenture:

                  (i) the Issuers default in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

                  (ii) the Issuers default in the payment of the principal (or premium, if any) on any Note when the same becomes due and payable at maturity, upon redemption, by acceleration, in connection with an Excess Proceeds Offer or a Change of Control Offer or otherwise;

                  (iii) either of the Issuers default in the performance of or breaches the provisions of Sections 4.7, 4.10 or 4.14, or 5.1;


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

                  (iv) either of the Issuers or any Subsidiary Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for 60 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a "Notice of Default";

                  (v) a default occurs under (after giving effect to any
            waivers, amendments, applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (1) either (A) such default results from the failure to pay principal of or interest on such Indebtedness or (B) as a result of such default the maturity of such Indebtedness has been accelerated, and (2) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $5.0 million in the aggregate;

                  (vi) a final non-appealable judgment or judgments for the
            payment of money (other than to the extent of any judgment as to which a reputable insurance company has accepted liability) is or are entered by a court or courts of competent jurisdiction against either of the Issuers or any Subsidiary and such judgment or judgments remain undischarged, unbonded or unstayed for a period of 60 days after entry, provided that the aggregate of all such judgments exceeds $5.0 million;

                  (vii) the cessation of substantially all gaming operations of the Company for more than 60 days, except as a result of an Event of Loss;

                  (viii) any revocation, suspension, expiration (without
            previous or concurrent renewal) or loss of any Gaming License for more than 90 days;

                  (ix) any event of default under a Security Document;

                  (x) either of the Issuers or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law:

                        (1) commences a voluntary case,


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

                        (2) consents to the entry of an order for relief against
                  it in an involuntary case,

                        (3) consents to the appointment of a Custodian of it or
                  for all or substantially all of its property,

                        (4) makes a general assignment for the benefit of its
                  creditors,

                        (5) admits in writing its inability to pay debts as the
                  same become due; and

                  (xi) a court of competent jurisdiction enters an order or
            decree under any Bankruptcy Law that:

                        (1) is for relief against either of the Issuers or any
                  Subsidiary Guarantor in an involuntary case,

                        (2) appoints a Custodian of either of the Issuers or any
                  Subsidiary Guarantor or for all or substantially all of their property,

                        (3) orders the liquidation of either of the Issuers, or
                  any Subsidiary Guarantor,

            and the order or decree remains unstayed and in effect for 60 days.

            (b) The Issuers shall, upon becoming aware that a Default or Event of Default has occurred, deliver to the Trustee a statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

      Section 6.2 Acceleration.

      Subject to the terms of the Intercreditor Agreement, if an Event of Default (other than an Event of Default specified in clause (x) or (xi) of Section 6.1(a)) occurs and is continuing, the Trustee by written notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (x) or (xi) of
Section 6.1(a) occurs, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if (a) the Issuers have paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest (including any interest accrued subsequent to an Event of Default specified in clause (x) or (xi) of Section 6.1(a)) on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; (b) all Events of Default, other than the non-payment of principal of and interest on the Notes that have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (c) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

      Section 6.3 Other Remedies.

      If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      Section 6.4 Waiver of Past Defaults.

      Holders of a majority of the aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes (a) waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest on, any Note or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, and/or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      Section 6.5 Control by Majority.

      The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

      Section 6.6 Limitation on Suits.

      A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

      Section 6.7 Rights of Holders to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

      Section 6.8 Collection Suit by Trustee.

      If an Event of Default specified in Section 6.1(a)(i) or 6.1(a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal (and premium, if any) and, to the extent lawful, interest on overdue interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

      Section 6.9 Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor under the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section?. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section ? out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 6.10 Priorities.

      Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

            First: to the Trustee and its agents and attorneys for amounts due under Section?, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

            Third: without duplication, to Holders for any other Obligations owing to the Holders under the Notes, this Indenture, the Security Documents or the Registration Rights Agreement; and

            Fourth: to the Issuers or to such party as a court of competent jurisdiction shall direct.

      The Trustee, upon written notice to the Issuers, may fix a record date and payment date for any payment to Holders.

      Section 6.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII
                                     TRUSTEE

      Section 7.1 Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture and the Security Documents.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) This paragraph does not limit the effect of paragraph (b)
            of this Section 7.1.

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

            (d) Regardless of whether therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) The Trustee is hereby authorized and directed to enter into the Intercreditor Agreement upon execution thereof by the other parties thereto.

      Section 7.2 Rights of Trustee.

            (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of


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

      Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture and the Security Documents, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers, on behalf of the respective Issuer.

            (f) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article
      IV. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a)(i), 6.1(a)(ii) and 4.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or a Responsible Officer of the Trustee shall have obtained actual knowledge.

      Section 7.3 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with either Issuer or an Affiliate of either Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

      Section 7.4 Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.


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

      Section 7.5 Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if the Trustee has actual knowledge thereof (within the meaning of Section 7.2(f), the Trustee shall mail to the Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders.

      Section 7.6 Reports by Trustee to Holders.

      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA ss.313(a) (but if no event described in TIA ss.313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss.313(b). The Trustee shall also transmit by mail all reports as required by TIA ss.313(c).

      Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

      At the express direction of the Company and at the Company's expense, the Trustee will provide any Gaming Authority with:

            (a) copies of all notices, reports and other written communications that the Trustee gives to Holders;

            (b) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Company so directs;

            (c) notice of any Default or Event of Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

            (d) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

            (e) notice of any transfer or assignment of rights under this Indenture known to the Trustee within five Business Days thereof; and

            (f) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

            To the extent requested by the Company and at the Company's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

      Section 7.7 Compensation and Indemnity.

      The Issuers shall pay to the Trustee from time to time such compensation as shall be agreed to in writing by the Issuers and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

      Except as set forth below, the Issuers, jointly and severally, shall indemnify the Trustee, any predecessor and their respective officers, directors, agents and employees against any and all losses, liabilities, damages, claims or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents (including the costs and expenses of enforcing this Indenture or the Security Documents against either of the Issuers and defending itself against any claim (regardless of whether asserted by either of the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder), except as set forth below. The Trustee shall notify each of the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. Each of the Issuers shall defend the claim and the Trustee shall cooperate in the defense. In the event that a conflict of interest or conflicting defenses would arise in connection with the representation of the Issuers and the Trustee by the same counsel, the Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

      The obligations of the Issuers under this Section ? shall survive the satisfaction and discharge of this Indenture.

      The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.


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

      To secure the Issuers' payment obligations in this Section ?, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(x) or (xi) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

      The provisions of this Section ? shall survive the termination of this Indenture.

      Section 7.8 Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8 and upon the Issuers' receipt of notice from the successor Trustee of such appointment.

      The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian or public officer takes charge of the Trustee or its property;

            (d) the Trustee becomes incapable of acting; or

            (e) the Trustee is found unsuitable or unqualified by any Gaming Authority.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

      If any Gaming Authority requires the Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Company, unless the Trustee declines to do so, in which case the Trustee shall be replaced in accordance with this Section 7.8, or, if the Trustee's relationship with the Company may, in the Company's discretion, jeopardize any material Gaming License or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may, at its option, resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section?. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section ? shall continue for the benefit of the retiring Trustee, and the Issuers shall pay to any such replaced or removed Trustee all amounts owed under Section ? upon such replacement or removal.

      Section 7.9 Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation without any further act shall be the successor Trustee.

      Section 7.10 Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss.310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to TIA ss.310(b); provided, however, that there shall be excluded from the operations of TIA ss.310(b)(l) any indenture or indentures under


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

which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss.310(b)(1) are met.

      Section 7.11 Preferential Collection of Claims Against the Issuers.

      The Trustee is subject to TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated therein. The provisions of TIA ss.311 shall apply to the Issuers, as obligors on the Notes.

                                  ARTICLE VIII
               DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      Section 8.1 Discharge; Option to Effect Legal or Covenant Defeasance.

      This Indenture shall cease to be of further effect (except that the Issuers' and the Subsidiary Guarantors' obligations under Section ? and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Issuers or the Subsidiary Guarantors have paid all sums payable hereunder. In addition, the Issuers may elect at any time to have Section 8.2 or Section 8.3, at the Issuers' option, of this Indenture applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

      Section 8.2 Legal Defeasance and Discharge.

      Upon the Issuers' exercise under Section 8.1 of the option applicable to this Section 8.2, except as set forth below, the Issuers and the Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). Following such Legal Defeasance, (a) the Issuers shall be deemed to have paid and discharged the entire indebtedness outstanding hereunder, and this Indenture shall cease to be of further effect as to all outstanding Notes and Subsidiary Guarantees, and
(b) the Issuers and the Subsidiary Guarantors shall be deemed to have satisfied all other of their respective obligations under the Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

            (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust described in
      Section 8.5;

            (ii) the Issuers' obligations under Sections 2.4, 2.6, 2.7, 2.l0, 4.2, 8.5, 8.6 and 8.7; and


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

            (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Subsidiary Guarantors' obligations in connection therewith.

Subject to compliance with the provisions of this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

      Section 8.3 Covenant Defeasance.

      Upon the Issuers' exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Subsidiary Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and
4.20 and Article V on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. Following such Covenant Defeasance, (a) none of the Issuers or any Subsidiary Guarantor need comply with, and none of them shall have any liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture, the Notes and the Subsidiary Guarantees shall be unaffected thereby, and (b) Sections 6.1(a)(iii) through 6.1(a)(ix) shall not constitute Events of Default with respect to the Notes.

      Section 8.4 Conditions to Legal or Covenant Defeasance.

      The following shall be the conditions to the application of either Section
8.2 or 8.3 to the outstanding Notes:

            (a) the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or other trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this
      Article VIII applicable to it), in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

            (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuers or any of the Subsidiaries is a party or by which the Issuers or any of the Subsidiaries is bound;

            (f) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding other creditors of the Issuers or others;

            (g) each of the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating, subject to certain factual assumptions and bankruptcy and insolvency exceptions, that all conditions precedent provided for in, in the case of the Officers' Certificate, clauses (a) through (f) of this paragraph and, in the case of the Opinion of Counsel, clauses (b), (c) and (e) of this paragraph, have been complied with; and

            (h) in the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Issuers must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of notice of such redemption or redemptions by the Trustee in the name and at the expense of the Issuers.

      Section 8.5 Deposits to be Held in Trust: Other Miscellaneous Provisions.

      Subject to Section 8.6, all cash in U.S. dollars and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any).

      The Issuers shall pay and, jointly and severally, indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

      Section 8.6 Repayment to the Issuers.

            (a) The Trustee or the Paying Agent shall deliver or pay to the Issuers from time to time upon the request of the Issuers any cash in U.S. dollars or non-callable Government Securities held by it as provided in
      Section 8.4 which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            (b) Any cash in U.S. dollars and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

      Section 8.7 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any cash in U.S. dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the 91st day after the date of deposit pursuant to Section 8.2 or 8.3 which event would constitute an Event of Default under Section 6.1(a)(x) or (xi) had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then the Issuers' and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. dollars or non-callable Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE IX
                                   AMENDMENTS

      Section 9.1 Without Consent of Holders.

            (a) The Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture and the Notes without the consent of any
      Holder:

                  (i) to cure any ambiguity, defect or inconsistency;

                  (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (iii) to comply with Article V and Section 10.6;

                  (iv) to make any change that would provide any additional
            rights or benefits to the Holders or that does not adversely affect the legal rights hereunder or thereunder of any Holder;

                  (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (vi) to release any Subsidiary Guaranty of the Notes permitted to be released under Section 10.7.

      Upon the request of the Issuers, accompanied by a resolution of the Board of Directors or Managers, as the case may be, of each of the Issuers authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 required or requested by the Trustee, the Trustee shall join with the Issuers in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

      Section 9.2 With Consent of Holders.

            (a) Subject to Sections 6.4, 6.7 and 9.2(e), the Issuers and the Trustee, as applicable, may amend, or waive any provision of, this Indenture or the Notes, with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

            (b) Upon the request of the Issuers, accompanied by a resolution of the Board of Directors or Managers, as the case may be, of each of the Issuers authorizing the execution of any such supplemental indenture or amendment, and upon filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Issuers in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            (c) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

            (d) After a supplemental indenture or amendment under this Section
      9.2 becomes effective, the Issuers shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

            (e) Notwithstanding any other provision hereof, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

                  (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the principal of, or the premium (including,
            without limitation, redemption premium) on, or change the fixed maturity of, any Note; alter the provisions with respect to the payment on redemption of the Notes; or alter the price at which the Issuers shall offer to purchase such Notes pursuant to Section 4.10,
            4.14 or 4.20;

                  (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, or redemption payment with respect to, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holders rescind such acceleration pursuant to Section 6.2);

                  (v) make any Note payable in money other than that stated in the Notes;

                  (vi) make any change in Section 6.4 or 6.7 or in this Section
            9.2 with respect to the requirement for the consent of any affected Holder;

                  (vii) waive a redemption payment with respect to any Note; or

                  (viii) make any change adversely affecting the contractual ranking of the Obligations of the Company under the Notes, this Indenture or of the Subsidiary Guarantors under their respective Subsidiary Guarantees.

      Section 9.3 Compliance with Trust Indenture Act.

      If, at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

      Section 9.4 Revocation and Effect of Consents.

      Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

      The Issuers may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Issuers fix a record date, the record date shall be fixed at (a) the later of 30 days prior to the first solicitation of such consent or the date of the most


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recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (b) such other date as the Issuers shall designate.

      Section 9.5 Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

      Section 9.6 Trustee to Sign Amendments, etc.

      The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Issuers in accordance with its terms. The Issuers may not sign an amendment or supplemental indenture until the Managers of the Company and the Board of Directors of PGC approves it.

                                    ARTICLE X
                              SUBSIDIARY GUARANTEES

      Section 10.1 Subsidiary Guaranty.

            (a) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.3, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder and the Trustee, irrespective of the validity or enforceability of this Indenture, the Notes, the Security Documents, the Registration Rights Agreement or the Obligations of the Issuers hereunder or thereunder:

                  (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in clause (x) or (xi) of Section 6.1(a)), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise;


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                  (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest on, the Notes, if lawful;

                  (iii) the due and punctual payment and performance of all
            other Obligations of the Issuers under the Notes, this Indenture, the Security Documents and the Registration Rights Agreement, all in accordance with the terms set forth herein and in the Notes, the Security Documents and the Registration Rights Agreement; and

                  (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations hereunder or under the Notes, the Security Documents or the Registration Rights Agreement, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            (b) Failing payment when due by the Issuers of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

            (c) Each Subsidiary Guarantor hereby agrees that (i) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Security Documents, the Registration Rights Agreement or the Obligations of the Issuers hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any releases of Collateral, any amendment of this Indenture, the Notes or the Security Documents, any delays in obtaining or realizing upon or failure to obtain or realize upon the Collateral, the recovery of any judgment against either of the Issuers or any of their Subsidiaries, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) each Subsidiary Guaranty will not be discharged except by complete performance of the Obligations of the Issuers under the Notes, this Indenture, the Security Documents and the Registration Rights Agreement.

            (d) Each Subsidiary Guarantor hereby agrees that it shall not be entitled to and irrevocably waives diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of either of the Issuers, any Subsidiary Guarantor, any other Subsidiary of the Issuers or any other obligor under the Notes, any right to require a proceeding first against either of the Issuers, any Subsidiary Guarantor, any other Subsidiary of the Issuers or any other obligor under this Indenture, the Notes or the Security Documents, protest, notice and all demands whatsoever.

            (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Subsidiary Guarantor, any other Subsidiary of the Issuers or any other


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      obligor under this Indenture, the Notes or the Security Documents, or any trustee, liquidator or other similar official, any amount paid by the Issuers, any Subsidiary Guarantor, any other Subsidiary of the Issuers or any other obligor under this Indenture, the Notes or the Security Documents to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (f) Each Subsidiary Guarantor agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations of the Issuers guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuers of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those Obligations as provided in Section 6.2, those Obligations (regardless of whether due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees.

      Section 10.2 Execution and Delivery of the Subsidiary Guarantees.

            (a) To evidence the Subsidiary Guarantees set forth in Section 10.1, the Issuers and each Subsidiary Guarantor hereby agrees that

                  (i) a notation of the Subsidiary Guarantees substantially as set forth on Exhibit C hereto shall be endorsed on each Note authenticated and delivered by the Trustee,

                  (ii) such endorsement shall be executed on behalf of each
            Subsidiary Guarantor by its Manager, Chairman of the Board, President, Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary or any Vice President and

                  (iii) a counterpart signature page to this Indenture shall be executed on behalf of each Subsidiary Guarantor by its Manager, Chairman of the Board, President or one of its Vice Presidents and attested to by another officer acknowledging such Subsidiary Guarantor's agreement to be bound by the provisions hereof and thereof.

            (b) Each Subsidiary Guarantor hereby agrees that its Subsidiary Guaranty set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guaranty.

            (c) If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes on which a Subsidiary Guaranty is endorsed, the Subsidiary Guaranty shall nevertheless be valid.


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            (d) The delivery of any Note by the Trustee, after the
      authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

      Section 10.3 Limitation on Subsidiary Guarantor's Liability.

      Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guaranty by such Subsidiary Guarantor pursuant to its Subsidiary Guaranty not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under its Subsidiary Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not rendering a Subsidiary Guarantor insolvent.

      Section 10.4 Rights under the Subsidiary Guarantees.

            (a) No payment by any Subsidiary Guarantor pursuant to the provisions hereof shall entitle such Subsidiary Guarantor to any payment out of any Collateral or give rise to any claim of the Subsidiary Guarantors against the Trustee or any Holder.

            (b) Each Subsidiary Guarantor waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on its Subsidiary Guaranty.

            (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Subsidiary Guarantors of their obligations hereunder) that any Subsidiary Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to such Subsidiary Guarantor.

            (d) Each Subsidiary Guarantor shall pay all costs, expenses and fees, including all reasonable attorneys' fees, that may be incurred by the Trustee in enforcing or attempting to enforce the Subsidiary Guarantees or protecting the rights of the Trustee or the Holder, if any, in accordance with this Indenture.

      Section 10.5 Primary Obligations.

      The Obligations of each Subsidiary Guarantor hereunder shall constitute a guaranty of payment and not of collection. Each Subsidiary Guarantor agrees that it is directly liable to each Holder hereunder, that the Obligations of each Subsidiary Guarantor hereunder are independent of


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the Obligations of the Issuers or any other Subsidiary Guarantor, and that a separate action may be brought against each Subsidiary Guarantor, whether such action is brought against either of the Issuers or any other Subsidiary Guarantor or whether either of the Issuers or any other Subsidiary Guarantor is joined in such action. Each Subsidiary Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against either of the Issuers or any other Subsidiary Guarantor or the enforcement of any lien or realization upon any security the Trustee may at any time possess. Each Subsidiary Guarantor agrees that any release that may be given by the Trustee or the Holders to either of the Issuers or any other Subsidiary Guarantor shall not release such Subsidiary Guarantor.

      Section 10.6 Guaranty by Future Subsidiaries.

      The Issuers shall cause each Person that becomes a Restricted Subsidiary after the Issue Date (regardless of whether through formation, acquisition, merger or otherwise) to, concurrently with so becoming a Restricted Subsidiary to

            (a) become a Subsidiary Guarantor hereunder and execute and deliver to the Trustee an endorsement of its Subsidiary Guaranty in the form of Exhibit C attached hereto and a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes, this Indenture, the Security Documents and the Registration Rights Agreement as set forth in Section 10.1,

            (b) execute Security Documents (substantially in the form of the Security Documents entered into on the Closing Date) necessary to grant to the Trustee a valid, enforceable, perfected Lien on the Collateral described therein, and

            (c) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, to the effect that (i) such supplemental indenture, Subsidiary Guaranty and Security Documents have been duly authorized, executed and delivered by such Restricted Subsidiary and (ii) such supplemental indenture, Subsidiary Guaranty and Security Documents constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles.

      Each Note issued after the date of execution by any Subsidiary Guarantor of a Subsidiary Guaranty shall be endorsed with a form of Subsidiary Guaranty that has been executed by such Subsidiary Guarantor. However, the failure of any Note to have endorsed thereon a Subsidiary Guaranty executed by such Subsidiary Guarantor shall not affect the validity or enforceability of such Subsidiary Guaranty against such Subsidiary Guarantor.


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      Section 10.7 Release of Subsidiary Guarantors.

      If all of the Capital Stock of any Subsidiary Guarantor is sold by the Company or any of the Subsidiaries to a Person (other than the Company or any of its Subsidiaries) and the Net Proceeds from such Asset Sale are used in accordance with Section 4.10, then such Subsidiary Guarantor shall be released and discharged from all of its obligations under its Subsidiary Guaranty of the Notes and this Indenture.
                                   ARTICLE XI
                                SECURITY INTEREST

      Section 11.1 Grant of Security Interest.

            (a) In order to secure the performance of the Issuers' obligation to pay the principal amount of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether at maturity or on an interest payment date, by acceleration, call for redemption, repurchase or otherwise, and interest on the overdue principal of and premium, if any, and interest, if lawful, on the Notes and performance of all other Obligations of the Issuers to the Holders and the Trustee under this Indenture and the Notes, according to their terms hereunder or thereunder, the Company pursuant to the Security Documents has unconditionally and absolutely granted to the Trustee for the benefit of itself and all Holders, a security interest in the Collateral, whether owned on the Issue Date or thereafter acquired, subject to the limitations set forth in
      Section 4.12 (the "Security Interest"). The Trustee's security interest in the Collateral will be subordinated to a lien securing Indebtedness outstanding under the Senior Credit Facility. Prior to the effectiveness of such Senior Credit Facility, with incurring any such Indebtedness, the Trustee will be permitted to enter into an Intercreditor Agreement with the Lenders under such Senior Credit Facility substantially in the form of Exhibit D attached hereto.

            (b) The Security Interest as now or hereafter in effect shall be held for the Trustee and for the equal and ratable benefit and security of the Notes without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance, sale or otherwise, and for the enforcement of the payment of principal of, premium, if any, and interest on the Notes in accordance with their terms.

            (c) The Company represents and warrants that it has executed and delivered, filed and recorded and/or shall, and shall cause each Restricted Subsidiary to, execute and deliver, file and record, all instruments and documents, and has done or will do or cause to be done all such acts and other things as are necessary or proper, or as may be required by the Security Documents, to subject the Collateral to the Lien of the Security Documents. The Company shall, and shall cause each Restricted Subsidiary to, execute and deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or


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      advisable to perfect, maintain and protect the Security Interest and shall pay all filing, recording, mortgage or other taxes or fees incidental thereto.

            (d) The Company shall, and shall cause each Restricted Subsidiary to, furnish to the Trustee (i) promptly after the recording or filing, or re-recording or re-filing of the Security Documents and other security filings, an Opinion of Counsel (who may be counsel for the Company) stating that in the opinion of such counsel the Security Documents and other security filings have been properly recorded, filed, re-recorded or re-filed so as to make effective and perfect the Security Interest intended to be created thereby and reciting the details of such action; and (ii) at least annually on the anniversary date of the execution and delivery of this Indenture, an Opinion of Counsel (who may be counsel for the Company), dated as of such date, either stating that in the opinion of such counsel such action with respect to the recording, registering, filing, re-recording or re-filing of the Security Documents and other security filings, financing statements, continuation statements or other instruments of further assurance has been taken as is necessary to maintain the Lien and Security Interest of the Security Documents and other security filings, financing statements, continuation statements or other instruments of further assurance and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien and Security Interest, and stating what actions it then believes are necessary to maintain the effectiveness of such Lien and Security Interest during the next year, subject to customary assumptions and exclusions. In giving the opinions required by this
      Section 11.1(d), such counsel may rely, to the extent recited in such opinions, on (i) certificates of relevant public officials; (ii) certificates of an officer or officers of the Company; (iii) photocopies of filed and recorded documents certified by public officials as being accurate copies of such documents; (iv) the opinions of other counsel reasonably acceptable to the Trustee with respect to matters governed by law of any jurisdiction other than the state in which such counsel is licensed to practice law; and (v) title insurance policies and commitments. In addition, such opinions may contain such qualifications, exceptions and limitations as are appropriate for similar opinions relating to the nature of the Collateral.

      Section 11.2 Suits to Protect the Collateral.

      Subject to the terms of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors hereunder and under the Notes, the Security Documents and the Registration Rights Agreement. To the extent permitted under the Security Documents and this Indenture, the Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or the Security Documents and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interest of the Holders in the Collateral and in the proceeds,


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profits, rents, revenues and other income arising therefrom (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interest thereunder or be prejudicial to the interest of the Holders or of the Trustee).

      Section 11.3 Further Assurances and Security.

            (a) The Company represents and warrants that at the time the Security Documents and this Indenture are executed, the Company and its Restricted Subsidiaries will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the Collateral, in the manner and form done, or intended to be done, in the Security Documents, free and clear of all Liens, except for Permitted Liens.

            (b) The Company will, and will cause each Subsidiary Guarantor to
      (i) grant to the Trustee a security interest in all Collateral, whether owned on the Issue Date or thereafter acquired, (ii) execute, acknowledge and deliver to the Trustee, at the Company's expense, at any time and from time to time such further assignments, transfer, assurances or other instruments as may, in the opinion of the Trustee, be required to effectuate the terms of this Indenture or the Security Documents; and
      (iii) do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee that the Security Interest in the Collateral contemplated hereby and by the Security Documents shall be perfected and superior to and prior to the rights of all third persons, and subject to no other Liens, other than as provided herein and therein.

      Section 11.4 Release of Collateral.

            (a) Collateral shall be released from the Liens created by the Security Documents from time to time at the sole cost and expense of the
      Issuers:

                  (i) upon payment in full of the Notes and all other
            Obligations under this Indenture, the Notes, the Security Documents and the Registration Rights Agreement then due and owing,

                  (ii) unless an Event of Default shall have occurred and be continuing, upon the (A) sale or other disposition of such Collateral pursuant to an Asset Sale made in accordance with Section
            4.10 hereof, (B) sale or other disposition of such Collateral meeting the conditions of (b)(1) of the definition of Asset Sale, or
            (C) transfer or exchange of such Collateral in the ordinary course of business,


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

                  (iii) upon the written consent of the Holders of at least a majority of the aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes),

                  (iv) as required pursuant to the terms of the Intercreditor
            Agreement, or

                  (v) upon a Legal Defeasance or Covenant Defeasance;

      provided, that the Trustee shall not release any Lien on any Collateral unless and until it shall have received an Officers' Certificate certifying that all conditions precedent hereunder have been met and such other documents required by Section 11.5 hereof. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

            (b) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Security Documents if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Security Documents.

      Section 11.5 Certificates of the Issuers.

      The Issuers shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by TIA ss.314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA ss.314(d) may be made by an Officer of each of the Issuers, except in cases where TIA ss.314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA ss.314(d).

      Section 11.6 Reliance on Opinion of Counsel.

      The Trustee shall, before taking any action under this Article XI, be entitled to receive an Opinion of Counsel, stating the legal effect of such action, the steps necessary to consummate the same and to perfect the Trustee's priority with respect to any Lien in connection therewith and that such action will not be in contravention of the provisions thereof or this Indenture and such opinion shall be full protection to the Trustee for any action taken or omitted to be taken in reliance thereon.

      Section 11.7 Purchaser May Rely.

      A purchaser in good faith of the Collateral or any part thereof or interest therein which is purported to be transferred, granted or released by the Trustee as provided in this Article XI shall not be bound to ascertain, and may rely on the authority of the Trustee to execute, transfer, grant or


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

release, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority, or to see to the application of the purchase price therefor.

      Section 11.8 Payment of Expenses.

      On demand of the Trustee, the Issuers forthwith shall jointly and severally pay or satisfactorily provide for the payment of all reasonable expenditures incurred by the Trustee under this Article XI, including, without limitation, the costs of title insurance, surveys, attorneys' fees and expenses, recording fees and taxes, transfer taxes, taxes on indebtedness and other expenses incidental thereto and all such sums shall be a Lien upon the Collateral prior to the Notes and shall be secured thereby.

      Section 11.9 Authorization of Receipt of Funds by the Trustee Under the
                   Security Documents.

      The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

                                   ARTICLE XII
                                  MISCELLANEOUS

      Section 12.1 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

      Section 12.2 Notices.

      Any notice or communication by the Issuers or the Trustee to others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:


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

      If to the Issuers:

      Peninsula Gaming Company, LLC
      Peninsula Gaming Corp.
      c/o Peninsula Gaming Company, LLC
      3rd Street Ice Harbor
      P.O. Box 1683
      Dubuque, Iowa, 52004-1683
      Attention: Chief Financial Officer
      Telecopier No.: (319) 557-0549

      If to the Trustee:

      Firstar Bank of Minnesota, N.A.
      101 East 5th Street
      St. Paul, MN 55101
      Attention: Corporate Trust Department
      Telecopier No.: (651) 229-6415

      The Issuers or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.

      Any notice or communication to a Holder shall be mailed by first-class mail, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, regardless of whether the addressee receives it.

      If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.


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

      Section 12.3 Communication by Holders with Other Holders.

      Holders may communicate pursuant to TIA ss.312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and any other person shall have the protection of TIA ss.312(c).

      Section 12.4 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

      Section 12.5 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss.314(a)(4)) shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with,

provided that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

      Section 12.6 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

      Section 12.7 Legal Holidays.

      If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      Section 12.8 No Recourse Against Others.

      No director, officer, employee, incorporator, stockholder, member or controlling person of either of the Issuers or any Subsidiary Guarantor, as such, shall have any liability for any obligations of either of the Issuers or any Subsidiary Guarantor under the Notes, this Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes and the Subsidiary Guarantees. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

      Section 12.9 Governing Law.

      This Agreement shall be construed and interpreted and the rights of the parties shall be determined in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Laws and New York Civil Practice Laws and Rules 327(b). Each of the Issuers hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Issuers irrevocably waives, to the fullest extent it may effectively do so under applicable law, trial by jury and any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum. Each of the Issuers irrevocably consents, to the fullest extent it may effectively do so under applicable law, to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Issuers at the address set forth herein, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against either of the Issuers in any other jurisdiction.

      Section 12.10 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers or their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      Section 12.11 Successors.

      All agreements of either of the Issuers and any Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

      Section 12.12 Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 12.13 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      Section 12.14 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                            (Signature pages follow.)

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

                                          Company:

                                          PENINSULA GAMING COMPANY, LLC


                                          By:
                                              -------------------------------
                                                 Name:
                                                 Title:
Attest:


-------------------------------
Name:

                                          PENINSULA GAMING CORP.


                                          By:
                                              -------------------------------
                                                 Name:
                                                 Title:
Attest:


-------------------------------
Name:


                                          FIRSTAR BANK OF MINNESOTA, N.A.,
                                          as Trustee


                                          By:
                                              -------------------------------
                                          Name:
                                          Title: Vice President

                                                                   EXHIBIT A
                                (Face of Security)

Unless and until it is exchanged in whole or in part for notes in definitive form, this Note may not be transferred except as a whole by The Depository Trust Company (the "Depositary") to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary. Unless this certificate is presented by an authorized representative of the Depositary to the Issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or such other entity as may be requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

This security has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Neither this security nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, registration.(2)

The holder of this security by its acceptance hereof agrees to offer, sell or otherwise transfer such security, prior to the date which is two years (or such other period that may hereafter be provided under Rule 144(k) as permitting resales of restricted securities by nonaffiliates without restriction) after the later of the original issue date of this security and the last date on which the Issuers or any affiliate of the Issuers was the owner of this security (or any predecessor of such security) only (a) to the Issuers, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (e) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Issuers' and the Trustee's right prior to any such offer, sale or transfer pursuant to clauses
(d) or (e) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, and in each of the foregoing cases, a certificate of transfer in the form appearing on the other side of this security is completed and delivered by the transferor to the Trustee.(3)

----------
(1) This paragraph should be included only if the Now is issued in global form.

(2)   This paragraph should be included only if the Note is a Restricted
      Security.

(3)   This paragraph should be included only if the Note is a Restricted
      Security.


                                       A-l

                          PENINSULA GAMING COMPANY, LLC
                             PENINSULA GAMING CORP.
                      12 1/4% Senior Secured Note due 2006

No.
                                                                 $ _____
                                                                 CUSIP NO.

      Peninsula Gaming Company, LLC, a Delaware limited liability company (the "Company"), and Peninsula Gaming Corp., a Delaware corporation ("PGC," and together with the Company, the "Issuers"), as obligors, for value received promise to pay to _________________________ or registered assigns, the principal sum of__________________ Dollars on July 1, 2006.

      Interest Payment Dates: July 1 and January 1 and on the maturity date. Record Dates: June 15 and December 15 (regardless of whether a Business
      Day).

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

                                          Company:

                                          PENINSULA GAMING COMPANY, LLC


                                          By: /s/ Brent Stevens
                                              -------------------------------
                                                 Name: Brent Stevens
                                                 Title:
Attest:

/s/ Michael S. Luzich
-------------------------------
Name: Michael S. Luzich

                                          PENINSULA GAMING CORP.


                                          By: /s/ Brent Stevens
                                              -------------------------------
                                                 Name: Brent Stevens
                                                 Title:
Attest:

/s/ Michael S. Luzich
-------------------------------
Name: Michael S. Luzich


                                          FIRSTAR BANK OF MINNESOTA, N.A.,
                                          as Trustee


                                          By:  /s/ Frank Leslie
                                              -------------------------------
                                          Name: Frank Leslie
                                          Title: Vice President


[Indenture]

                               (Back of Security)

                          PENINSULA GAMING COMPANY, LLC
                             PENINSULA GAMING CORP.

                      12 1/4% Senior Secured Note due 2006

      1. Interest. Peninsula Gaming Company, LLC, a Delaware limited liability company (the "Company"), and Peninsula Gaming Corp., a Delaware corporation ("PGC," and together with the Company, the "Issuers"), as obligors, promise to pay interest on the principal amount of this Note at the rate and in the manner specified below.

      The Issuers shall pay, in cash, interest on the principal amount of this Note, at the rate of 12 1/4% per annum. The Issuers shall pay interest semiannually on July 1 and January 1 of each year, and on the maturity date, commencing on January 1, 2000, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").

      Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 1999. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; the Issuers shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

      2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuers may pay principal and interest by check to a Holder's registered address.

      3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, the Issuers or any of their Subsidiaries may act in any such capacity.

      4. Indenture. The Issuers have issued the Notes under an Indenture dated as of July 15, 1999 (the "Indenture") among the Issuers, the Subsidiary Guarantors referred to therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code ss.ss.77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.

      5. Optional Redemption. Except as set forth below, the Notes are not redeemable at the Issuers' option prior to July 1, 2003. Thereafter, the Notes will be subject to redemption at the option of the Issuers, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

                   Year                         Percentage
                   ----                         ----------
                   2003 ......................   108.00%
                   2004 ......................   105.33%
                   2005 and thereafter .......   102.67%

      Notwithstanding the foregoing, at any time or from time to time prior to July 1,2002, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount of the Notes then outstanding, at a redemption price of 112.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, through the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that (a) such redemption shall occur within 60 days of the date of closing of such Equity Offering and (b) at least 65% of the aggregate principal amount of Notes issued on or after the Issue Date remains outstanding immediately after giving effect to each such redemption.

      6. Mandatory Redemption. The Issuers shall not be required to make mandatory redemption payments with respect to the Notes (except for a Required Regulatory Redemption). The Notes shall not have the benefit of any sinking fund.

      7. Denominations. Transfer. Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Issuers need not exchange or register the transfer (a) of any Note or portion of a Note selected for redemption or (b) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to the record dates for the payment of interest.

      9. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal aggregate amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes) and any existing Default or Event of Default (except certain payment defaults) or compliance with any provision of the Indenture or this Note may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of any of the Issuers' or the Subsidiary Guarantors' obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture or this Note of any Holder, to release any Subsidiary Guaranty of the Notes permitted to be released under the terms of the Indenture or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

      10. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee may declare by written notice to the Issuers or the Holders of at least 25% in principal amount of the then outstanding Notes may declare by written notice to the Issuers and the Trustee all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Issuers must furnish an annual compliance certificate to the Trustee.

      11. Trustee Dealings with the Issuers. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for either of the Issuers or their respective Affiliates, and may otherwise deal with either of the Issuers or their respective Affiliates, as if it were not Trustee.

      12. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member or controlling person of either of the Issuers or any Subsidiary Guarantor, as such, shall have any liability for any obligations of either of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Subsidiary Guarantees. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

      13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      16. Governing Law. This Note and the Indenture shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, including without limitation, Section 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rule 327(b).

      17. Holders' Compliance with Registration Rights Agreement. Each Holder of a Note, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of July 15, 1999, by and among the Issuers and the Purchaser (as defined therein) (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Issuers and the Purchasers (as defined therein) to the extent provided therein.(4)

      The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Peninsula Gaming Company, LLC, 3rd Street Ice Harbor, P.O. Box 1683, Dubuque, Iowa, 52004-1683, Attention: ____________________.


----------
(4) This paragraph should not be included in the Exchange Securities.

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

_______________________________________________________________________________
      (Insert assignee's soc. sec. or tax ID. no.)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
      (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________ as agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

_______________________________________________________________________________


Date: _____________

                        Your Signature: _______________________________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)

                        Tax Identification Number: ______________________

Signature Guaranty*

___________________________


*     NOTICE:     The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                  (1) The Securities Transfer Agent Medallian Program (STAMP);
                  (2) The New York Stock Exchange Medallian Program (MSP);
                  (3) The Stock Exchange Medallian Program (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.10, Section 4.14 or Section 4.20 of the Indenture, as the case may be, state the amount you elect to have purchased (if all, write "ALL"):

$ _________________


Date: _______________________

                        Your Signature: _______________________________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)


Signature Guaranty*


________________________

*     NOTICE:     The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                  (1) The Securities Transfer Agent Medallian Program (STAMP);
                  (2) The New York Stock Exchange Medallian Program (MSP);
                  (3) The Stock Exchange Medallian Program (SEMP).

                  SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(5)

      The following exchanges of a part of this Global Note for Definitive Notes have been made:

                   Amount of decrease   Amount of increase    Principal Amount of this      Signature of
                   in Principal Amount  in Principal Amount   Global Note following         authorized
Date of Exchange   of this Global Note  of this Global Note   such decrease (or increase)   officer of Trustee
--------------------------------------------------------------------------------------------------------------




----------
(5) This should only be included if the Note is issued in global form.

                                                                       EXHIBIT B
                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

Re: 12 1/4% Senior Secured Notes due 2006 (the "Notes") of Peninsula Gaming Company, LLC and Peninsula Gaming Corp.

      This Certificate relates to $____________________________ principal amount of Notes held in *|_| book-entry or *|_| definitive form by _______________________ (the "Transferor").

The Transferor, by written order, has requested the Trustee:

|_| to deliver in exchange for its beneficial interest in the Global Note held by the depository, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

|_| to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and, the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such Note:

      |_| is being acquired for the Transferor's own account, without transfer;

      |_| is being transferred pursuant to an effective registration statement;

      |_| is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

      |_| is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;**

      |_|   is being transferred pursuant to Rule 144 under the Securities
            Act;** or

      |_| is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:
            __________________________________________________________
            ________________________________________________________).**


                              ______________________________
                              [INSERT NAME OF TRANSFEROR]

                              By: __________________________


Date: _______________________

      *     Check applicable box.
      ** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

                                                                   EXHIBIT C

                          [Form of Subsidiary Guaranty]

                                    GUARANTY

      For good and valuable consideration received from the Issuers by the undersigned (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successor or additional Subsidiary Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.3 of the Indenture, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Notes, the Security Documents, the Registration Rights Agreement or the Obligations of any party under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement, (a) the due and punctual payment of the principal and premium, if any, of and interest on the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in Sections 6.l(a)(x) or (xi) of the Indenture), whether at maturity or on an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium, if any, of and interest, if any, on the Notes, if lawful, (c) the due and punctual payment and performance of all other Obligations of the Company under such documents, all in accordance with the terms set forth in the Indenture, the Notes, the Security Documents and the Registration Rights Agreement and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations under the Indenture, the Notes, the Security Documents or the Registration Rights Agreement, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      No director, officer, employee, incorporator, stockholder, members or controlling person of the Subsidiary Guarantor, as such, shall have any liability under this Subsidiary Guaranty for any obligations of the Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability.


                                    __________________________________

                                    By: ____________________________
                                    Name: __________________________
                                    Title: _________________________

                                                                       EXHIBIT D

                        [Form of Intercreditor Agreement]

                             INTERCREDITOR AGREEMENT

                                     between

                             [NAME OF SENIOR LENDER]

                                       and

                         FIRSTAR BANK OF MINNESOTA, N.A.


                            Dated as of _______, ____


--------------------------------------------------------------------------------

                                     FORM OF
                             INTERCREDITOR AGREEMENT

            THIS INTERCREDITOR AGREEMENT dated as of ______, ____ (this "Agreement") is made by and among Firstar Bank of Minnesota, N.A., solely in its capacity as trustee under the Indenture (as defined below) and under the Security Documents (as defined in the Indenture) (the "Trustee") and [Name of Credit Facility Lender] (the "Credit Facility Lender"), as lender under the Credit Facility (as defined in the Indenture).

                                     RECITAL

      A. Peninsula Gaming, LLC, a Delaware limited liability company ("Borrower"), Peninsula Gaming Corp., a Delaware corporation ("PGC" and, together with Borrower, the "Issuers"), the guarantors named therein (the "Guarantors") and the Trustee entered into an Indenture, dated as of July ___, 1999 (the "Indenture"), pursuant to which indebtedness was incurred by the Issuers, the repayment of which is guaranteed by the Guarantors and secured by security interests in and liens on certain now owned and hereafter acquired assets and properties described in the Security Documents (the "Indenture Collateral").

      B. As of_________________, Borrower and the Credit Facility Lender entered into a Credit Agreement (as such may be amended, restated, supplemented or otherwise modified from time to time after the date hereof, the "Credit Facility Agreement"), pursuant to which the Credit Facility Lender agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit (or guaranties in respect thereof) for the account of, Borrower, in an aggregate principal and undrawn amount not to exceed the Maximum Amount (as defined below), the repayment of which is secured by security interests in and liens on the Indenture Collateral pursuant to the Credit Facility Agreement and the collateral security documents, vessel mortgage, instruments and guaranties executed and delivered in connection therewith by one or more of Borrower and any Guarantor, together with such other agreements, instruments and certificates entered into in connection with the Credit Facility Agreement (as such may be amended, restated, supplemented or otherwise modified from time to time after the date hereof, together with the Credit Facility Agreement, the "Credit Facility Loan Documents").

      C. One of the conditions of the Credit Facility Agreement is that the priority of the security interests and liens on the Collateral under the Credit Facility Loan Documents be senior to the security interests in and liens on the Indenture Collateral in the manner and to the extent provided for in this Agreement.

      D. The Trustee and the Credit Facility Lender desire to enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in and liens on the Collateral.

      E. The terms of the Indenture permit Borrower to enter into the Credit Facility Agreement and, in connection therewith, authorize and direct the Trustee to enter into an intercreditor agreement substantially in the form of this Agreement.

            NOW, THEREFORE, the Parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 Terms Defined Above and in the Recitals. As used in this Agreement, the following terms shall have the respective meanings indicated in the initial paragraph of this Agreement and in the above Recitals:

            "Agreement"
            "Borrower"
            "Credit Facility Lender"
            "Credit Facility Agreement"
            "Credit Facility Loan Documents"
            "Guarantors"
            "Indenture"
            "Indenture Collateral"
            "Trustee"

      Section 1.2 Other Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

            "Collateral" shall mean all of the Indenture Collateral in which the Credit Facility Lender is granted a security interest or lien to secure the Credit Facility Indebtedness.

            "Credit Facility Indebtedness" shall mean all present and future Obligations, contingent or otherwise, of Borrower and the Guarantors to the Credit Facility Lender arising under or pursuant to the Credit Facility Loan Documents, including, in each case, interest, fees, and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Credit Facility Lender and the Lenders under the Credit Facility Agreement in respect of the Collateral in any Insolvency Proceeding.

            "Enforcement Action" shall mean, with respect to any Party, (a) commencement of any action, whether judicial or otherwise, for the enforcement of such Party's rights and remedies as a secured creditor with respect to the Collateral, including, without limitation, commencement of any receivership or foreclosure proceedings against, or any other sale of, collection on, or disposition of, any Collateral; or (b) notifying any third party account debtors of Borrower or any of its subsidiaries to make payment directly to such Party or to any of its agents or other Persons acting on its behalf.

            "Enforcement Event" shall mean the occurrence and continuance of an "Event of Default" as defined under Section 6.1 of the Indenture.

            "Enforcement Event Notice" shall have the meaning ascribed thereto in Section 3.2.

            "Entitled Party" shall have the meaning ascribed thereto in Section 4.1(a).

            "Event of Default" shall have the meaning ascribed thereto in the Credit Facility Agreement.

            "Financing Documents" shall mean the Indenture Documents and the Credit Facility Loan Documents.

            "Foreclosure Action" shall mean any action to foreclose upon or enforce a Lien against any of the Collateral, including (a) commencing judicial or non-judicial foreclosure proceedings, (b) exercising any rights afforded to secured creditors in a case under the Bankruptcy Law with respect to the Collateral, or (c) taking any action under the Bankruptcy Law that directly relates to or directly affects any such Collateral, other than any such action that relates to or affects all or substantially all of the property of the bankruptcy estate.

            "Fully Paid" shall mean the payment in cash or cash equivalents in full of all Obligations (other than indemnity obligations that survive payment in full) under the Financing Documents, as the case may be, and in the case of the Credit Facility Loan Documents, at such time when there shall no longer be any obligation to make loans or advances or issue letters of credit (or guaranties in respect thereof) thereunder and there shall no longer be any letter of credit (or guaranty in respect thereof) outstanding thereunder or such letter of credit (or guaranty in respect thereof) shall have been fully cash collateralized (in accordance with the provisions of the Credit Facility Loan Documents).

            "Indenture Documents" shall mean the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by the Issuers or the Guarantors pursuant to the Indenture, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Insolvency Proceeding" shall mean any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of Borrower, any Guarantor, or any other subsidiary of Borrower, or their respective successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of

Borrower, any Guarantor, or any other subsidiary of Borrower, or their respective successors or assigns.

            "Lien Priority" shall mean, with respect to any Lien in and to the Collateral, the order of priority of such Lien as specified in Sections 2.1 and 2.2.

            "Maximum Amount" shall mean Indebtedness under the Credit Facility Loan Documents that the Credit Facility Lender in good faith believes, at the time such Indebtedness is incurred, Borrower is permitted to incur pursuant to
Section 4.9(a) of the Indenture (together with all interest, fees, and expenses payable thereon or with respect thereto). In no event may the Maximum Amount exceed $___________(1) principal amount plus interest, fees and expenses payable thereon or with respect thereto.

            "Party" shall mean any signatory to this Agreement.

            "Secured Liabilities" shall mean the Subordinated Lien Indebtedness and the Credit Facility Indebtedness.

            "Subordinated Lien Indebtedness" shall mean all present and future Obligations, contingent or otherwise, of Borrower and the Guarantors to the Trustee or Holders arising under or pursuant to the Indenture Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Trustee or the Holders in respect of the Collateral in any Insolvency Proceeding.

            "Trigger Date" means the earlier of (i) the date on which an event contemplated by clause (b) or (c) (i), (ii) or (iii) or (iv) of the definition of Trigger Event occurs, (ii) the date on which an Enforcement Event Notice is delivered and (iii) the final maturity date of the Credit Facility Indebtedness (after giving effect to any extensions granted thereunder).

            "Trigger Event" shall mean any of:

                  (a) the occurrence of an Event of Default,

                  (b) the acceleration of the maturity of or demand for payment with respect to the Credit Facility Indebtedness by the Credit Facility Lender pursuant to the Credit Facility Agreement, or

                  (c) the commencement of any action or proceeding by the Credit Facility Lender, whether judicial or otherwise (but excluding demands for payment or notices of


----------
(1) $10 million if the intercreditor agreement is entered into on or prior to the 90th day following the date on which the Hotel is first Operating; $5 million if entered into after such 90th day.

default), for the enforcement of the Credit Facility Lender's rights and remedies under any of the Credit Facility Loan Documents, including (i) commencement of any receivership or Foreclosure Action against or any other sale of, collection on or disposition of any Collateral, including any notification to third parties to make payment directly to the Credit Facility Lender, (ii) exercise of any right of set-off, (iii) commencement of any Insolvency Proceeding, and (iv) commencement of any judicial action or proceeding against the Borrower or any Guarantor to recover all or any part of the Credit Facility Indebtedness.

      Section 1.3 Indenture Definitions. All other capitalized terms that are used but not defined herein shall have the respective meaning indicated in the Indenture.

      Section 1.4 Miscellaneous. All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. The words "hereof," "herein" or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement unless otherwise specified. The term "including" shall mean "including without limitation."

                                   ARTICLE II

                                  LIEN PRIORITY

      Section 2.1 Agreement to Subordinate Liens. The Trustee hereby agrees that the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral are and shall be junior to and subordinate in priority to the Liens of the Credit Facility Lender in and to the Collateral securing the Credit Facility Indebtedness up to, but not in excess of, the Maximum Amount; provided, that the rights of the Credit Facility Lender under this Agreement shall be void and of no further force and effect if, and only to the extent, that the Liens of the Credit Facility Lender in and to the Collateral are avoided, disallowed, set aside or otherwise invalidated in any action or proceeding by a court, tribunal or administrative agency of competent jurisdiction and such avoidance, disallowance, set aside or other invalidation is permanent and is not later reversed. The subordination of the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral in favor of the Credit Facility Lender provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the Liens of any other Person or (b) subordinate the Subordinated Lien Indebtedness to any other Indebtedness of the Borrower or any of the Guarantors, including, the Credit Facility Indebtedness, or (c) subordinate the Liens of the Trustee for the benefit of itself and the Holders in and to any Indenture Collateral other than the Collateral.

      Section 2.2 Non-Contest; Excluded Assets. Each Party agrees that it will not attack or contest the validity, perfection, priority or enforceability of the Liens of the other Party or finance or urge any other Person to do so, provided that either Party may enforce its rights and privileges hereunder without being deemed to have violated this provision. Any provision contained in this Agreement to the contrary notwithstanding, the terms and conditions of this Agreement shall not apply to any property or assets (including property or assets that do not constitute Collateral) as to which one Party has a Lien and as to which the other Party does not have a Lien.

      Section 2.3 Exercise of Rights.

            (a) The Trustee may exercise, and nothing herein shall constitute a waiver of, any right it may have at law or equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding; provided, that the exercise of any such right by the Trustee shall be (i) subject to the Lien Priority and application of proceeds of Collateral as provided in Section 3.4 and (ii) subject to the provisions of Sections 3.1 and 3.2.

            (b) Notwithstanding any other provision hereof, the Trustee may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

      Section 2.4 Priority of Liens. Irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of Collateral contained in the Financing Documents, including any financing statements, the Parties agree among themselves that their respective Liens in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents.

                                   ARTICLE III

                           ACTIONS OF THE PARTIES

      Section 3.1 Limitation on Certain Actions. Subject to Section 3.2, until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid and (b) the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Trustee will not, without the prior written consent of the Credit Facility Lender, take any Enforcement Action.

      Section 3.2 Standstill Period. If an Enforcement Event has occurred and is continuing, the Trustee, on behalf of the holders of the Notes, may give the Credit Facility Lender written notice thereof (an "Enforcement Event Notice"). If (a) such Enforcement Event is continuing for more than 180 consecutive days after the delivery of such Enforcement Event Notice (the "Expiry Date"), (b) the Credit Facility Lender has not, on or before the Expiry Date, commenced (and notified the Trustee that the Credit Facility Lender has commenced) one or more Enforcement Actions, and (c) Borrower or the Guarantor against which the Trustee's proposed Enforcement Action is to be taken is not the subject of an Insolvency Proceeding, then the Trustee may, subject to the Lien Priority and the application of all proceeds of the Collateral in accordance with Section 3.4, take one or more Enforcement Actions. If (i) the Credit Facility Lender has commenced any Enforcement Action on or prior to the Expiry Date and, at any time after the Expiry Date, is no longer pursuing one or more Enforcement Actions,
(ii) no Insolvency Proceeding is pending against Borrower or the Guarantor against which the Trustee's proposed Enforcement Action is to be taken, and
(iii) the Enforcement Event that was the subject of, or existing on the date of, the Enforcement Event Notice is then continuing, then the Trustee may, subject to the Lien Priority and the prior application of all proceeds of the Collateral in accordance with Section 3.4, take one or more Enforcement Actions. Except as expressly provided for in this Agreement, nothing in this Agreement shall prevent the Parties hereto from exercising any other remedy, or taking any other action, under any of the Financing Documents.

      Section 3.3 Foreclosure. Any Party taking a permitted Foreclosure Action may enforce its Financing Documents independently as to Borrower and each Guarantor and independently of any other remedy or security such Party at any time may have or hold in connection with its Secured Liabilities, and, except as provided herein, it shall not be necessary for such Party to marshal assets in favor of any other Party hereto or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents. Each of the Trustee (for so long as the Credit Facility Indebtedness is not Fully Paid) and the Credit Facility Lender (for so long as the Trustee and the holders of the Notes are owed any Subordinated Lien Indebtedness) expressly waives any right to require the other Party to marshal assets in favor of any Party or to proceed against any Collateral provided by Borrower or any Guarantor, or any other property, assets, or collateral provided by Borrower, any Guarantor, or any other Person, and agrees that the Party taking such permitted Foreclosure Action may proceed against Borrower, any Guarantor, any Collateral or other property, assets, or other collateral provided by any of them or by any other Person, in such order as it shall determine in its sole and absolute discretion. The foregoing notwithstanding:
(a) with respect to the sale or other disposition of any Collateral governed by
Article 9 of the Uniform Commercial Code, the Party conducting such sale or other disposition agrees in favor of the other Party that every aspect of such sale or other disposition, including the method, manner, time, place, and terms, must be commercially reasonable, (b) with respect to the sale or other disposition of any other Collateral, the Party conducting such sale or other disposition agrees in favor of the other Party that such sale or other disposition shall be conducted according to the normal practices of commercial real property secured lenders generally, (c) with respect to the sale or other disposition of any Collateral by either Party, such Party agrees to provide the other Party with such written notice as it is required by applicable law (including, if applicable, the Uniform Commercial Code) to provide to Borrower or the Guarantors (without regard to whether Borrower or the Guarantors have waived their entitlement to receive such notice), and (d) the Credit Facility Lender agrees that, at such time as all Credit Facility Indebtedness is Fully Paid, the Credit Facility Lender thereupon promptly shall cease all further Foreclosure Actions.

      Section 3.4 Distribution. Each Party agrees that, upon any distribution as a result of a Foreclosure Action, or the receipt of any other payment or distribution with respect to the Collateral, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

            (a) FIRST:

            (i) if the Foreclosure Action is taken by the Credit Facility Lender, to the payment of all reasonable costs and expenses, commissions and taxes of the Credit Facility Lender incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including attorneys fees and expenses), liabilities and advances made or incurred by the Credit Facility Lender in connection therewith;

            (ii) if the Foreclosure Action is taken and entitled to be taken hereunder by the Trustee, to the payment of all reasonable costs and expenses, commissions and taxes of the Trustee incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including attorneys fees and expenses), liabilities and advances made or incurred by the Trustee in connection therewith;

            (b) SECOND, to the Credit Facility Lender, until the earlier of (i) the Credit Facility Indebtedness being Fully Paid and (ii) the first time following the Trigger Date at which the Maximum Amount of Credit Facility Indebtedness is Fully Paid;

            (c) THIRD, to the Trustee, until all Subordinated Lien Indebtedness is Fully Paid;

            (d) FOURTH, to the Credit Facility Lender until all outstanding Credit Facility Indebtedness in excess of the Maximum Amount is Fully Paid.

      Section 3.5 Notice of Certain Events. Each Party agrees that it will notify the other, in writing, (a) if it receives actual notice of the occurrence of a Trigger Event or Enforcement Event, not later than 30 days after the date of any such occurrence, and (b) at least 15 days prior to exercising any remedies with respect to any portion of the Collateral. Notwithstanding the foregoing, (a) the Credit Facility Lender shall not be obligated to provide such prior written notice if exigent circumstances require that the Credit Facility Lender act immediately in order to preserve, protect, or obtain possession or control over the Collateral or any portion thereof; provided, that, if such exigent circumstances require the Credit Facility Lender to so act immediately, the Credit Facility Lender agrees to provide the Trustee with written notice as soon as practicable following the Credit Facility Lender first exercising any of its secured creditor remedies with respect to the Collateral, and (b) no Party shall incur any liability to the other under this Section 3.5 as a result of the failure of such Party to provide any such notice so long as the failure to so provide such notice was not the result of wilful misconduct, bad faith or gross negligence.

                                   ARTICLE IV

                            ENFORCEMENT OF PRIORITIES

      Section 4.1 In Furtherance of Lien Priorities. Each Party agrees as follows:

            (a) All payments or distributions of or with respect to the Collateral that are received by any Party contrary to the provisions of this Agreement (including, without limitation, payments or distributions in connection with any Insolvency Proceeding) shall be segregated from other funds and property held by such Party and shall be held in trust for the Party entitled thereto in accordance with the provisions of Section
      3.4 hereof (the "Entitled Party") and such Party shall forthwith pay over such remaining proceeds to the Entitled Party in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents.

            (b) After the earlier of (i) the date on which all Credit Facility Indebtedness is Fully Paid and (ii) the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Credit Facility Lender will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary, or that the Trustee may reasonably request, to permit the Trustee to evidence the termination of the Lien Priority hereunder, or in furtherance thereof; provided, that the Credit Facility Lender shall not be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this clause (b) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Credit Facility Lender may interplead any payment or distribution in any court of competent jurisdiction.

            (c) Each Party is hereby authorized to demand specific performance of this Agreement, whether or not Borrower or any Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when any other Party shall have failed to comply with the provisions of this Agreement applicable to it, provided that the remedy of specific performance shall not be available, and the asserting Party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended. Each Party hereto hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

            (d) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any intentional fraud or gross negligence of the applicable Party, rescinded or must otherwise be returned by the applicable Party upon the insolvency, bankruptcy or reorganization of Borrower or any Guarantor or otherwise, all as though such payment had not been made.

      Section 4.2 Perfection of Possessory Security Interests. For the limited purpose of perfecting the security interests of the Parties in those types or items of Collateral in which a security interest only may be perfected by possession or control, each Party hereby appoints the other as its representative for the limited purpose of possessing on its behalf any such Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other's representative for such limited purpose of perfecting the other's security interest by possession or control through a representative, provided that neither Party shall incur any liability to the other by virtue of acting as the other's representative hereunder. In this regard, any Party that is in possession or control of any such item of Collateral agrees that if it elects to relinquish possession or control of such item of Collateral it shall deliver possession or control thereof to the other Party; provided, that no Party shall be required to deliver any such item of Collateral or take any other action referred to in this section to the extent that such action would contravene any law, order or other legal requirements, and in the event of a controversy or dispute, such Party may interplead any item of Collateral in any court of competent jurisdiction.

      Section 4.3 Control of Dispositions of Collateral and Effect thereof on Junior Liens.

            (a) Each Party hereby agrees that any Uniform Commercial Code collection, sale, or other disposition of Collateral by the Credit Facility Lender shall be free and clear of any Lien of the Trustee in such Collateral; provided that the Trustee shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Credit Facility Indebtedness in accordance with Section 3.4).

            (b) To the extent reasonably requested by either Party, the other Party will cooperate in providing any necessary or appropriate releases to permit a collection, sale, or other disposition of Collateral, as provided in subsection (a) of this Section 4.3, by the Party holding the senior Lien therein free and clear of the other Party's junior Lien.


                                    ARTICLE V

                                  MISCELLANEOUS

      Section 5.1 Rights of Subrogation. The Trustee agrees that no payment or distribution to the Credit Facility Lender pursuant to the provisions of this Agreement shall entitle the Trustee to exercise any rights of subrogation in respect thereof until the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness shall have been Fully Paid.

      Section 5.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable any Party to exercise and enforce its rights and remedies hereunder; provided, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section
5.2 to the extent that such action would contravene any law, order or other legal requirement binding upon such Party, and in the event of a controversy or dispute, any Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.2.

      Section 5.3 Defenses Similar to Suretyship Defenses. All rights, interests, agreements and obligations of each of the Parties under this Agreement, shall remain in full force and effect irrespective of:

            (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents, provided that this clause (a) shall not apply to, and the Trustee's Liens in the Collateral shall not be subordinated in priority by virtue of this Agreement to, the Credit Facility Lender's Liens therein if and to the extent that the Credit Facility Indebtedness is increased, without the express written consent of the Trustee, to an amount in excess of the Maximum Amount: or

            (b) any exchange, release, non-enforcement or non-perfection of any Party's Liens with respect to any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

            (c) any failure by any Party to marshal assets in favor of any other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

      Section 5.4 Waiver. Except as otherwise provided in Section 2.1 and the other provisions hereof, to the maximum extent permitted by applicable law, the Trustee hereby waives, solely with respect to the Collateral to which the Lien Priority relates, any failure, omission, delay or lack on the part of the Credit Facility Lender to enforce, assert or exercise any right, power or remedy conferred on the Credit Facility Lender in any of the Credit Facility

Loan Documents or the inability of the Credit Facility Lender to enforce any provision of the Credit Facility Loan Documents or this Agreement.

      Section 5.5 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party shall in any event be effective unless the same shall be in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 5.6 Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing and, if to the Trustee, mailed or sent by telecopy or delivered to it, addressed to it as follows:

            Firstar Bank of Minnesota, N.A.
            101 East 5th Street
            St. Paul, MN 55101
            Attention: Corporate Trust Department
            Telephone:
            Facsimile: (651) 229-6415

and if to the Credit Facility Lender, mailed or sent by telecopy or delivered to it, addressed to it as follows:

            [Name of Senior Lender]
            [address]
            [address]
            Attention:
            Telephone:
            Facsimile:

or as to any Party at such other address as shall be designated by such Party in a written notice to the other parties complying as to delivery with the terms of this Section. All such demands, notices and other communications shall be effective: when mailed, two business days after deposit in the mails, postage prepaid; when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next business day if receipt is after normal business hours); or when delivered, as the case may be, addressed as aforesaid.

      Section 5.7 No Waiver of Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 5.8 Continuing Agreement. This Agreement is a continuing agreement and shall (a) be binding upon the Parties and their successors and assigns (including, without limitation, all parties that become lenders or participants under the Credit Facility), and (b) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns.

      Section 5.9 Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York including, without limitation, Section 5-1401 of the New York General Obligations Law, except as otherwise preempted by applicable federal law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

      Section 5.10 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

      Section 5.11 No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the Credit Facility Lender and the Holders). No other Person (including Borrower, any Guarantor or any subsidiary or affiliate of Borrower) shall be deemed to be a third party beneficiary of this Agreement or shall have any rights to enforce any provisions hereof.

      Section 5.12 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

      Section 5.13 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

      Section 5.14 Trustee Status. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the subordination and related agreements set forth herein by the Trustee are made solely in its capacity as trustee and collateral agent under the Indenture Documents and with respect to the Notes issued under the Indenture (and not in its individual commercial capacity, except to the extent that it is or becomes the holder of any such Note). The Trustee shall not have any duties, obligations, or responsibilities to the Credit Facility Lender under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to Borrower or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by its acknowledgment hereof, Borrower expressly agrees that as between itself and the Trustee, the Trustee shall have such benefit with respect to all actions or omissions by the Trustee pursuant to this Agreement. For all purposes of this Agreement, Trustee may (a) rely in good faith, as to matters of fact, on any representation of fact believed by Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of Borrower or of the Credit Facility Lender, (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to Borrower or counsel to the Credit Facility Lender, and shall have no liability for any action or omission taken in reliance thereon, and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.

            IN WITNESS WHEREOF each Party has caused this Agreement to be duty executed and delivered as of the date first above written.


CREDIT
FACILITY LENDER:      [NAME OF SENIOR LENDER]



                      By:
                          ---------------------------




TRUSTEE:              FIRSTAR BANK OF MINNESOTA, N.A.,
                        solely in its capacity as Trustee (and not individually)



                      By:
                          ---------------------------
                          Name:
                          Title:

                                 ACKNOWLEDGMENT

            The undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted hereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement and (b) it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement.


            Dated as of _________________, ____.


                                  PENINSULA GAMING, LLC
                                  a Delaware limited liability company


                                  By:
                                      ---------------------------
                                  Name:
                                  Title:

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

                                          Company:

                                          PENINSULA GAMING COMPANY, LLC


                                          By: /s/ Brent Stevens
                                              -------------------------------
                                                 Name: Brent Stevens
                                                 Title:
Attest:

/s/ Michael S. Luzich
-------------------------------
Name: Michael S. Luzich

                                          PENINSULA GAMING CORP.


                                          By: /s/ Brent Stevens
                                              -------------------------------
                                                 Name: Brent Stevens
                                                 Title:
Attest:

/s/ Michael S. Luzich
-------------------------------
Name: Michael S. Luzich


                                          FIRSTAR BANK OF MINNESOTA, N.A.,
                                          as Trustee


                                          By:  /s/ Frank Leslie
                                              -------------------------------
                                          Name: Frank Leslie
                                          Title: Vice President

[Indenture]